Exhibit 4.3

TIMKENSTEEL CORPORATION

SAVINGS AND INVESTMENT PENSION PLAN

(Effective June 30, 2014)

-i-

TIMKENSTEEL CORPORATION SAVINGS AND INVESTMENT PENSION PLAN

TimkenSteel Corporation (“TimkenSteel”) establishes the TimkenSteel Corporation Savings and Investment Pension Plan (the “Plan”) effective as of June 30, 2014

Prior to June 30, 2014, TimkenSteel was a wholly owned subsidiary of The Timken Company (“Timken”). On June 30, 2014, Timken distributed to its shareholders all of the outstanding common shares, without par value, of TimkenSteel (the “Spinoff”), and as a result TimkenSteel ceased to be a subsidiary of Timken.

Prior to the Spinoff, Timken sponsored The Timken Company Savings and Investment Pension Plan (the “Prior Plan”). Effective December 31, 1993, the Prior Plan was merged with The Timken Company Savings and Investment Pension Plan for Latrobe Steel Company Salaried Employees. Effective December 31, 2010, the Q.M. Bearings 401(k) Plan was merged into the Prior Plan, and the assets and liabilities of The Timken Company Employee Savings Plan (the “Employee Savings Plan”) attributable to current and former employees of RBS were transferred to and merged into the Prior Plan. Effective June 29, 2012, the Hourly Pension Investment Plan and the MPB Employees’ Savings Plan were merged into the Prior Plan. The Prior Plan was amended and restated, generally effective June 29, 2012, to reflect such merger and to make certain other changes to the Prior Plan. The Prior Plan was amended and restated, generally effective January 1, 2013, except as otherwise specifically stated herein, to reflect the merger of the Timken Drives, LLC Retirement Savings Plan into the Prior Plan and to make certain other changes to the Prior Plan. The Prior Plan was amended and restated, generally effective June 29, 2013, to reflect the merger of The Timken Company Employee Savings Plan with and into the Prior Plan and to make certain other changes to the Prior Plan. The Prior Plan was amended and restated, generally effective April 1, 2014, to reflect the merger of the Smith Services, Inc. Retirement Savings Plan and Trust and the Timken Motor & Crane Services LLC Savings Plan with and into the Prior Plan.

In connection with the Spinoff, the assets and liabilities of the Prior Plan attributable to the Transferred Participants, as defined below, are being spun off from the Prior Plan to this Plan, effective as of June 30, 2014, and such Transferred Participants will cease participation in the Prior Plan and become Participants in this Plan. For the purposes of the Plan, “Transferred Participants” means individuals who are participants in the Prior Plan immediately prior to the Spinoff and who: (a) are employed by TimkenSteel or one of its subsidiaries as of the close of business on June 30, 2014; or (b) terminated employment with Timken and its subsidiaries prior to the Spinoff and have been designated by Timken prior to the Spinoff as eligible to participate in the Plan. For the purposes of the Plan, “Transferred Employees” means individuals who are Transferred Participants, and individuals who would otherwise be considered Transferred Participants under (a) or (b) of the previous sentence, except that they were not yet participants in the Prior Plan.

This Plan is generally effective June 30, 2014. The benefits, rights and features of the Plan for any Transferred Employees whose employment with Timken terminated prior to June 30, 2014 shall be governed by the terms and provisions of the Prior Plan as in effect on the date of such termination.

ARTICLE I - Definitions

The following terms, when used herein, shall have the meanings herein stated:

1.      Account - The account maintained for a Participant to record his aggregate share of the contributions to the Plan and adjustments relating thereto. Each Participant’s Account shall include amounts allocated to one or more of the following subaccounts: Company Matching Contribution Account, 401(k) Plus Contribution Account, Performance Sharing Contribution Account, Post-1988 Salary Reduction Contribution Account, Post-Tax Contribution Account, Pre-1989 Salary Reduction Contribution Account, ESP Company Matching Contribution Account, ESP Stock Matching Contribution Account, ESP Core Contribution Account, ESP 401(k) Plus Contribution Account, ESP Salary Reduction Contribution Account, ESP Rollover Contribution Account, Q.M. Bearings Matching Contribution Account, Q.M. Bearings Pre-Tax Salary Deferral Contribution Account, Q.M. Bearings Profit Sharing Contribution Account, RBS Company Matching Contribution Account, RBS Profit Sharing Contribution Account, RBS Salary Reduction Contribution Account, RBS Stock Matching Contribution Account, Timken Drives 401(k) Plus Contribution Account, Timken Drives Elective Deferral Contribution Account, Timken Drives Matching Contribution Account, Timken Drives Rollover Contribution Account, Timken US After-Tax Contribution Account, Timken US Before-Tax Contribution Account, Timken US Company Contribution Account, HPI Base Contribution Account, HPI Company Matching Contribution Account, HPI Core Contribution Account, HPI Wage Reduction Contribution Account, MPB After-Tax Employee Contribution Account, MPB Company Contribution Account, MPB Company Matching Contribution Account, MPB Employee Deferral Contribution Account, MPB Stock Matching Contribution Account, Smith Services Salary Reduction Contribution Account, Smith Services

Matching Contribution Account, Smith Services Rollover Contribution Account, TMC Employer Contribution Account, TMC Matching Contribution Account, TMC Salary Deferral Contribution Account, TMC Rollover Contribution Account, Base Contribution Account, Core Contribution Account, and Rollover Contribution Account. Each Participant’s Account shall be apportioned into an ESOP Account and a Non-ESOP Account.

2.      Accrued Benefit - The balance of a Participant’s Account held under the Trust.

3.      Base Contribution Account - The account maintained on behalf of a Participant that reflects the Base Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Base Contribution Account.

4.      Base Contributions - The portion of the Trust attributable to contributions made pursuant to the Prior Plan for Plan Years prior to January 1, 2007.

5.      Beneficial Interest - The proportionate allocation of assets held by the Plan in the name of the Trust on behalf of each Participant, which allocation is determined each business day for each Participant by the ratio of total contributions to the Plan made on the Participant’s behalf compared to the total contributions to the Plan made on behalf of all Participants.

6.      Beneficial Loan Interest - The market value of the assets representing the Participant’s Beneficial Interest in his Account, excluding Post-Tax Contribution Accounts (other than Timken US After-Tax Contribution Accounts) and non-vested portions of 401(k) Plus Contribution Accounts, Base Contribution Accounts, Core Contribution Accounts, ESP Core Contribution Accounts, ESP 401(k) Plus Contribution Accounts, Timken Drives 401(k) Plus Contribution Accounts, Timken Drives Matching Contribution Account, and Timken US Company Contribution Accounts, whether made by the Company or by a Participant, in the custody of the Trustee as of any Valuation Date, determined for Timken Stock by the market price for such common stock, as reported by the New York Stock Exchange, on any Valuation Date and for other investment options by the market value on the most recent Valuation Date immediately preceding the date of the loan.

7.      Beneficiary - One or more persons, trusts or other entities determined for a Participant in accordance with Article VII, Section 2.

8.      Benefit Starting Date - The first day of the first period for which a benefit is payable.

9.      Boring Eligible Employee - An Employee who was employed by Timken Boring Specialties, LLC as of February 21, 2008.

10.     Code - The Internal Revenue Code of 1986, as amended, or any successor Internal Revenue Code.

11.     Company - TimkenSteel, as well as all members of a controlled group of corporations or commonly controlled trades or businesses (as defined in Sections 414(b) and (c) of the Code, as modified by Section 415(h) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which TimkenSteel is a part (with such entities being sometimes referred to as “Controlled Group Member(s)”), and any successors thereof, provided that such successors remain Controlled Group Members.

12.     Company Contributions - The portion of the Trust attributable to Company Matching Contributions, Performance Sharing Contributions, Q.M. Bearings Matching Contributions, Q.M. Bearings Profit Sharing Contributions, RBS Company Matching Contributions, RBS Profit Sharing Contributions, Core Contributions, Base Contributions, RBS Stock Matching Contributions, 401(k) Plus Contributions, ESP Company Matching

Contributions, ESP Stock Matching Contributions, ESP 401(k) Plus contributions, ESP Core Contributions, Timken Drives 401(k) Plus Contributions, Timken Drives Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, HPI Core Contributions, MPB Company Contributions, MPB Company Matching Contributions, MPB Stock Matching Contributions, Smith Services Matching Contributions, TMC Employer Contributions, and TMC Matching Contributions.

13.     Company Matching Contribution Account - The account maintained on behalf of a Participant that reflects the Company Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Company Matching Contribution Account. For Transferred Participants, the Company Matching Contribution Account shall also reflect the “Company Matching Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

14.     Company Matching Contributions - The portion of the Trust attributable to contributions made pursuant to Article IV, Section 1 hereof.

15.     Core Contribution Account - The account maintained on behalf of a Participant that reflects the Core Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Core Contribution Account. For Transferred Participants, the Core Contribution Account shall also reflect the “Core Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

16.     Core Contributions - The portion of the Trust attributable to contributions made pursuant to Article IV, Section 3 hereof.

17.     Credited Service - Continuous Service, adjusted to exclude Continuous Service prior to a One Year Break in Service, unless such Continuous Service is restored pursuant to the following sentence. Effective as of January 1, 2008, if a Participant who has a One Year Break in Service is re-employed by the Company and his Continuous Service prior to such One Year Break in Service is taken into account under the Plan, credit for years of Continuous Service prior to the One Year Break in Service shall be restored as Credited Service upon the Participant’s reemployment date.

18.     Deferred Compensation Plan - The TimkenSteel Corporation 2014 Deferred Compensation Plan, or any subsequent plan that replaces the TimkenSteel Corporation 2014 Deferred Compensation Plan.

19.     Disability - Any permanent disability qualifying the Participant for disability benefits under the federal Social Security system.

20.     Employee - Any common-law employee of a Controlled Group Member (including any individual receiving differential wage payments (within the meaning of Section 414(u)(12)(D) of the Code)) and any individual who is a Leased Employee. For purposes of the Plan, a Leased Employee is any person who is not an employee of a Controlled Group Member and who provides services to a Controlled Group Member if (a) such services are provided pursuant to an agreement between a Controlled Group Member and any leasing organization, (b) such person has performed such services for a Controlled Group Member on a substantially full-time basis for a period of at least one year, and (c) such services are performed under primary direction or control by a Controlled Group Member.

21.     Employer – TimkenSteel and any Controlled Group Member that is approved by TimkenSteel to participate in the Plan. Effective as of June 30, 2014, TimkenSteel, TimkenSteel Material Services, LLC and TSB Metal Recycling LLC are Employers under the Plan. By its adoption of this Plan, TimkenSteel approves the participation in the Plan of such Employers.

22.     ERISA - Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

23.     ESOP - The portion of the Plan that is described in Article XVIII and is intended to be a stock bonus plan, as defined in Treasury Regulation Section 1.401-1(b)(1)(iii), and an employee stock ownership plan, satisfying the requirements of Section 4975(e)(7) of the Code.

24.     ESOP Account - The portion of a Participant’s Account that is included in the ESOP and is comprised of all ESOP Subaccounts. The ESOP Account of each Participant shall represent the portion of the Participant’s Account invested in TimkenSteel Stock and cash, if any, allocated to the Participant under the ESOP in accordance with Article XVIII, as adjusted in accordance with the Plan.

25.     ESOP Subaccount - The portion of one of the subaccounts that comprise the Account and that is included in the ESOP.

26.     ESP Company Matching Contribution Account - The account maintained on behalf of a Participant that reflects the ESP Company Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP Company Matching Contribution Account.

27.     ESP Company Matching Contributions - “Company Matching Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

28.     ESP Core Contribution Account - The account maintained on behalf of a Participant that reflects the ESP Core Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP Core Contribution Account.

29.     ESP Core Contributions - “Core Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

30.     ESP 401(k) Plus Contribution Account - The account maintained on behalf of a Participant that reflects the ESP 401(k) Plus Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP 401(k) Plus Contribution Account.

31.     ESP 401(k) Plus Contributions - “401(k) Plus Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

32.     ESP Rollover Contribution Account - The account maintained on behalf of a Participant that reflects the ESP Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP Rollover Contribution Account.

33.     ESP Rollover Contributions - “Rollover Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

34.     ESP Salary Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the ESP Salary Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP Salary Reduction Contribution Account.

35.     ESP Salary Reduction Contributions - “Salary Reduction Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

36.     ESP Stock Matching Contribution Account - The account maintained on behalf of a Participant that reflects the ESP Stock Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the ESP Stock Matching Contribution Account.

37.     ESP Stock Matching Contributions - “Stock Matching Contributions” as defined in the Employee Savings Plan, transferred to the Prior Plan on or after June 28, 2013, and transferred to this Plan on or after June 30, 2014.

38.     Federal Law Spouse - A Spouse described in Section 110(a) or (b) of this Article I, to the extent such individual is recognized as a spouse of the Participant for purposes of the Code in accordance with IRS Revenue Ruling 2013-17.

39.     Forfeitures - (a) The non-vested portion, if any, of a Participant’s Account forfeited as a result of a One Year Break in Service by the Participant prior to the time he or she becomes one hundred percent Vested in his Account or (b) the amount treated as a Forfeiture pursuant to Article VII, Section 15. A Forfeiture described in clause (a) above occurs immediately after the earlier of the distribution of the entire Vested portion of a Participant’s Account or the last day of the Plan Year in which his fifth consecutive One Year Break in Service occurs. A Forfeiture described in clause (b) above occurs at the time provided in the procedures governing uncashed distribution checks established by the Plan Administrator from time to time.

40.     401(k) Plus Contribution Account - The account maintained on behalf of a Participant that reflects the 401(k) Plus Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the 401(k) Plus Contribution Account. For Transferred Participants, the 401(k) Plus Contribution Account shall also reflect the “401(k) Plus Contributions,” as defined under the Prior Plan (and allocated income, attributable to the Participant under the Prior Plan.

41.     401(k) Plus Contributions - The portion of the Trust attributable to contributions made pursuant to Article IV, Section 5 hereof.

42.     Gross Earnings - An Employee’s regular salary or wages paid (including any overtime or premium payments) while he is eligible for the Plan, and including the management performance bonus, salary or wage reduction contributions to the TimkenSteel Corporation Flexible Benefits Program for Salaried and Certain Hourly Employees, salary reduction contributions pursuant to a cafeteria plan established under Section 125 of the Code, amounts deferred under the Deferred Compensation Plan, and any differential wage payments (as defined in Section 414(u)(12)(D) of the Code), but excluding any other special types of payments, such as, but not limited to, suggestion awards, special annual lump sum payments (which are one-time lump sum payments in lieu of merit increases), moving allowance, vacation option pay, or retirement or severance pay; provided, however, that for purposes of Article III, Gross Earnings will not include amounts deferred under the Deferred Compensation Plan, and with respect to only Company Matching Contributions under Article IV, Gross Earnings will not include amounts deferred under the Deferred Compensation Plan except for any Participant who is considered a Highly Compensated Employee as of the date on which the Company Matching Contribution is made, and further provided that, effective as soon as administratively practicable after a Participant’s severance from employment with the Company, Gross Earnings shall not include any payments made after a Participant’s severance from employment with the Company. Gross Earnings include payments under the Modified Steel Gainshare Plan for Certain Salaried Employees and the Annual Performance Award plan. With respect to hourly employees employed as brickmasons at one of TimkenSteel’s plants, any payments made for the Employee’s period of vacation shall be excluded and cost of living adjustments shall be included in Gross Earnings. For purposes of this Plan, Gross Earnings cannot exceed $200,000 during a Plan Year (or, if greater, the dollar limitation in effect under Section 401(a)(17) of the Code ($260,000 effective January 1, 2014)), provided that such limit will not restrict the amount of Salary Reduction Contributions permitted to be made to the Plan pursuant to Section 2 of Article II or Article III or any other provision of the Plan, nor the periodic Company Matching Contributions made with respect to Salary Reduction Contributions, except that the aggregate Company Matching Contributions made with respect to a Participant for any Plan Year will not exceed four and one-half percent of such dollar limitation.

43.     Highly Compensated Employee - Any Employee who during the current Plan Year or the preceding Plan Year

(a)	was a five-percent owner at any time of the Company’s outstanding common stock, or

(b)

for the preceding year received compensation from the Company in excess of $80,000 (or, if greater, the dollar limitation in effect under Section 414(q)(1)(B) of the Code ($115,000 effective January 1, 2013)).

For purposes of this definition, an Employee’s compensation has the meaning set forth in Treasury Regulation § 1.415(c)-2(d)(4).

The compensation actually paid or made available to an Employee within the limitation year is the compensation used for purposes of applying the limitations of Section 415 of the Code. Compensation for an Employee includes compensation from all employers that are Controlled Group Members, regardless of whether the Employee’s particular employer has a qualified plan.

44.     HPI Base Contribution Account - The account maintained on behalf of a Participant that reflects the HPI Base Contributions (and allocated income) to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the HPI Base Contribution Account.

45.     HPI Base Contributions - “Base Contributions” as defined in the Hourly Pension Investment Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

46.     HPI Company Matching Contribution Account - The account maintained on behalf of a Participant that reflects the HPI Company Matching Contributions (and allocated income) to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the HPI Company Matching Contribution Account.

47.     HPI Company Matching Contributions - “Company Matching Contributions” as defined in the Hourly Pension Investment Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

48.     HPI Core Contribution Account - The account maintained on behalf of a Participant that reflects the HPI Core Contributions (and allocated income) to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the HPI Core Contribution Account.

49.     HPI Core Contributions - “Core Contributions” as defined in the Hourly Pension Investment Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

50.     HPI Wage Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the HPI Wage Reduction Contributions (and allocated income) to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the HPI Wage Reduction Contribution Account.

51.     HPI Wage Reduction Contributions - “Wage Reduction Contributions” as defined in the Hourly Pension Investment Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

52.     Income - The net gain or loss of the Trust from investments, as reflected by interest received and accrued, dividends received, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust. In determining the income of the Trust for any period, assets shall be valued on the basis of their current market value.

53.     Internationalist - Any Employee who meets the requirements of Article II, who is classified by a Controlled Group Member as a salaried management Employee who has served, is serving or will serve on one or more international assignments for the Company, who is expected to change international assignments among different countries on a frequent basis during his career with the Company and who has been designated by TimkenSteel (or, prior to June 30, 2014, by Timken) as an Internationalist. TimkenSteel shall offer such a designation to such an Employee pursuant to a written agreement, which designation shall not be effective until accepted by the Employee and which designation shall control solely for purposes of the Plan. TimkenSteel shall have sole and absolute discretion in making, suspending or removing such a designation, provided the above listed business criteria shall be used.

54.     MPB After-Tax Employee Contribution Account - The account maintained on behalf of a Participant that reflects the MPB After-Tax Employee Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the MPB After-Tax Employee Contribution Account.

55.     MPB After-Tax Employee Contributions - “After-Tax Employee Contributions,” as defined in the MPB Employees’ Savings Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

56.     MPB Company Contribution Account - The account maintained on behalf of a Participant that reflects the MPB Company Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the MPB Company Contribution Account.

57.     MPB Company Contributions - “401(k) Plus Contributions,” “Core Contributions” and “Company Supplemental Contributions,” each as defined in the MPB Employees’ Savings Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

58.     MPB Company Matching Contribution Account - The account maintained on behalf of a Participant that reflects the MPB Company Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the MPB Company Matching Contribution Account.

59.     MPB Company Matching Contributions - “Company Matching Contributions,” as defined in the MPB Employees’ Savings Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

60.     MPB Eligible Employee - A Transferred Employee who met the definition of “MPB Eligible Employee” under the Prior Plan.

61.     MPB Employee Deferral Contribution Account - The account maintained on behalf of a Participant that reflects the MPB Employee Deferral Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the MPB Employee Deferral Contribution Account.

62.     MPB Employee Deferral Contributions - “Employee Deferral Contributions,” as defined in the MPB Employees’ Savings Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

63.     MPB Stock Matching Contribution Account - The account maintained on behalf of a Participant that reflects the MPB Stock Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the MPB Stock Matching Contribution Account.

64.     MPB Stock Matching Contributions - “Stock Matching Contributions,” as defined in the MPB Employees’ Savings Plan, transferred to the Prior Plan on or after June 29, 2012, and transferred to this Plan on or after June 30, 2014.

65.     Non-ESOP Account - The portion of a Participant’s Account that is not included in the ESOP and is comprised of all Non-ESOP Subaccounts. The Non-ESOP Account of each Participant represents the portion of the Participant’s Account invested in investment options other than TimkenSteel Stock, as adjusted in accordance with the Plan.

66.     Non-ESOP Subaccount - The portion of one of the subaccounts that comprise the Account and that is not included in the ESOP.

67.     Normal Retirement Age - The date on which the Employee attains the age of sixty-five.

68.     Participant - Any Employee who meets the requirements of Article II hereof (including an ex-patriot), but excluding the following:

(a)	any Employee who is in a bargaining unit covered by a collective bargaining agreement (unless such agreement provides for coverage hereunder of Employees in such unit);

(b)	all Leased Employees;

(c)

any individual who has signed an individual employment agreement or a personal services agreement with a Controlled Group Member or, for a Transferred Participant, with Timken (unless such agreement provides for coverage hereunder of such individual) or who is classified by a Controlled Group Member as a “Paid Hourly for Work Performed” employee;

(d)	any individual who is compensated through a third party and not through a Controlled Group Member’s payroll;

(e)	any nonresident alien who receives no earned income from a Controlled Group Member which constitutes United States source income;

(f)	any Employee of a Controlled Group Member who physically works at or is assigned to a location outside of the United States on a permanent basis;

(g)

any Employee who normally works at or is assigned to a location outside of the United States, or was hired by the Controlled Group Member with the expectation on the part of the Controlled Group Member that such Employee’s work location would be outside the United States except for periods of time spent in the United States for training or related purposes, even if, in either case, the Employee physically works in the United States and may be on the United States payroll;

(h)	any Employee or other person who has signed a waiver of participation in the Plan;

(i)

in the event that a business organization or the assets thereof shall be acquired by or merged into a Controlled Group Member, any member of any group of Employees who were former employees of such business organization acquired by or merged into a Controlled Group Member, unless the group of Employees has been specifically designated by TimkenSteel, by action of an authorized officer thereof, as eligible to participate in the Plan;

(j)

any individual who is not classified by the Company as an employee for federal income tax withholding purposes (whether or not such classification is ultimately determined to be correct as a matter of law), including any individual who is classified by the Company as a leased worker or an independent contractor;

(k)	any individual who is employed by the Company under an agreement that such person will be an Employee for a period of less than six months; and

(l)	any individual who is an Internationalist.

An individual who becomes a Participant after meeting the requirements of Article II will remain a Participant in the Plan so long as any amounts are credited to the Participant’s Account; provided, however, except for Rollover Contributions, no contribution will be made to a Participant’s Account for a Participant who no longer satisfies such requirements (an “Inactive Participant”).

69.     Performance Sharing Contribution Account - The account maintained on behalf of a Participant that reflects the Performance Sharing Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Performance Sharing Contribution Account.

70.     Performance Sharing Contributions - The portion of the Trust attributable to “Performance Sharing Contributions,” as defined under the Prior Plan, made pursuant to the Prior Plan prior to December 31, 2003.

71.     Phased Retiree - An Employee who is party to an Employment Agreement for Phased Retirement Employee (or, for a Transferred Employee, an Employment Agreement for Phased Retirement Associate).

72.     Plan - The TimkenSteel Corporation Savings and Investment Pension Plan as herein set forth and as it may be amended and restated from time to time.

73.     Plan Administrator - TimkenSteel.

74.     Plan Year - The Plan Year shall be the calendar year. The initial Plan Year shall commence on June 30, 2014 and shall terminate on December 31, 2014.

75.     Pooled Investment Account - An account established pursuant to an administrative services agreement between TimkenSteel and the Trustee.

76.     Post-1988 Salary Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the post-1988 Salary Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Post-1988 Salary Reduction Contribution Account. For Transferred Participants, the Post-1988 Salary Reduction Contribution Account shall also reflect the “post-1988 Salary Reduction Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

77.     Post-Tax Contribution Account - The account maintained on behalf of a Participant that reflects the Post-Tax Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Post-Tax Contribution Account.

78.     Post-Tax Contributions - The portion of the Trust attributable to “Post-Tax Contributions,” as defined under the Prior Plan (and allocated income).

79.     Pre-1989 Salary Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the “pre-1989 Salary Reduction Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Pre-1989 Salary Reduction Contribution Account.

80.     Q.M. Bearings 401(k) Plan - The Q.M. Bearings 401(k) Plan, originally effective January 1, 2003, and as amended and restated from time to time.

81.     Q.M. Bearings Eligible Employee - A Transferred Employee who met the definition of “Q.M. Bearings Eligible Employee” under the Prior Plan.

82.     Q.M. Bearings Matching Contribution Account - The account maintained on behalf of a Participant that reflects the Q.M. Bearings Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Q.M. Bearings Matching Contribution Account.

83.     Q.M. Bearings Matching Contributions - “Matching Contributions,” as defined in the Q.M. Bearings 401(k) Plan, transferred to the Prior Plan on or after January 1, 2011, and transferred to this Plan on or after June 30, 2014.

84.     Q.M. Bearings Pre-Tax Salary Deferral Contribution Account - The account maintained on behalf of a Participant that reflects the Q.M. Bearings Pre-Tax Salary Deferral Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Q.M. Bearings Pre-Tax Salary Deferral Contribution Account.

85.     Q.M. Bearings Pre-Tax Salary Deferral Contributions - “Pre-Tax Salary Deferral Contributions,” as defined in the Q.M. Bearings 401(k) Plan, transferred to the Prior Plan on or after January 1, 2011, and transferred to this Plan on or after June 30, 2014.

86.     Q.M. Bearings Profit Sharing Contribution Account - The account maintained on behalf of a Participant that reflects the Q.M. Bearings Profit Sharing Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Q.M. Bearings Profit Sharing Contribution Account.

87.     Q.M. Bearings Profit Sharing Contributions - “Profit Sharing Contributions,” as defined in the Q.M. Bearings 401(k) Plan, transferred to the Prior Plan on or after January 1, 2011, and transferred to this Plan on or after June 30, 2014.

88.    RBS - Rail Bearing Service Corporation, a former subsidiary of Timken which has been merged with and into Timken.

89.    RBS Eligible Employee - A Transferred Employee who met the definition of “RBS Eligible Employee” under the Prior Plan.

90.    RBS Company Matching Contribution Account - The account maintained on behalf of the Participant that reflects the RBS Company Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the RBS Company Matching Contribution Account.

91.    RBS Company Matching Contributions - “Company Matching Contributions,” as defined in the Employee Savings Plan, made by RBS prior to January 1, 2011 to participants in the Employee Savings Plan who were employed by RBS and that were transferred to the Prior Plan after December 31, 2010, and transferred to this Plan on or after June 30, 2014.

92.    RBS Profit Sharing Contribution Account - The account maintained on behalf of the Participant that reflects the RBS Profit Sharing Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the RBS Profit Sharing Contribution Account.

93.    RBS Profit Sharing Contributions - “Profit Sharing Contributions,” as defined in the Employee Savings Plan, made by RBS prior to January 1, 2011 to participants in the Employee Savings Plan who were employed by RBS and that were transferred to the Prior Plan after December 31, 2010, and transferred to this Plan on or after June 30, 2014.

94.    RBS Salary Reduction Contribution Account - The account maintained on behalf of the Participant that reflects the RBS Salary Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the RBS Salary Reduction Contribution Account.

95.    RBS Salary Reduction Contributions - “Salary Reduction Contributions,” as defined in the Employee Savings Plan, made by RBS prior to January 1, 2011 to participants in the Employee Savings Plan who were employed by RBS and that were transferred to the Prior Plan after December 31, 2010, and transferred to this Plan on or after June 30, 2014.

96.    RBS Stock Matching Contribution Account - The account maintained on behalf of the Participant that reflects the RBS Stock Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the RBS Stock Matching Contribution Account.

97.    RBS Stock Matching Contributions - “Stock Matching Contributions,” as defined in the Employee Savings Plan, made by RBS prior to January 1, 2011 to participants in the Employee Savings Plan who were employed by RBS and that were transferred to the Prior Plan after December 31, 2010, and transferred to this Plan on or after June 30, 2014.

98.    Retirement - Termination of a Participant’s employment (a) on or after attaining age 55 with 15 or more years of Continuous Service, (b) on or after attaining age 65, or (c) with 30 or more years of Continuous Service.

99.    Rollover Contribution Account - The account maintained on behalf of a Participant that reflects the Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Rollover Contribution Account. For Transferred Participants, the Rollover Contribution Account shall also reflect the “Rollover Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

100.    Rollover Contributions - The portion of the Trust attributable to contributions made pursuant to Article III, Section 4 hereof or a similar provision of any Merged Plan which consists of all or part of a distribution a Participant receives (i) from a qualified trust described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, (ii) from an annuity plan described in Section 403(a) of the Code, or (iii) from an individual retirement account or an individual retirement annuity described in Section 408 of the Code, which is a conduit individual retirement account or individual retirement annuity, including any earnings on such distribution, but not including any portion of such distribution attributable to post-tax contributions, which is contributed to the Trust. Notwithstanding the foregoing, the Plan shall not accept as a Rollover Contribution any amounts distributed from a designated Roth account (as defined in Section 402A of the Code) or from a Roth IRA (as defined in Section 408A of the Code).

101.    Salary Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the Salary Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Salary Reduction Contribution Account. For Transferred Participants, the Salary Reduction Contribution Account shall also reflect the “Salary Reduction Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

102.    Salary Reduction Contributions - The portion of the Trust attributable to contributions made pursuant to Article III, Section 1 hereof. Except as specifically provided in the Plan, the term “Salary Reduction Contributions” shall include Catch-Up Salary Reduction Contributions.

103.    Service -

(a)

“Continuous Service” shall be determined under paragraph (i) for an Employee who is classified as full-time or who is a Phased Retiree and shall be determined under paragraph (ii) for an Employee classified as part-time (other than an Employee who is a Phased Retiree). For this purpose, a “full-time” Employee shall mean an Employee who is customarily employed for at least 40 hours per week and a “part-time” Employee shall mean an Employee who is not a full-time Employee.

(i)

Continuous Service for Full-Time Employees and Phased Retirees. For Employees classified as full-time or Phased Retirees, Continuous Service means the total of an Employee’s Periods of Service computed in whole years and fractions of years. For every twelve months during which the requisite employment relationship exists, whether or not consecutive, the Employee is credited with a year of Continuous Service. Partial years of Continuous Service are credited on the basis of 1/12th of a year for each month during which the requisite employment relationship exists for at least 15 days during such month.

Notwithstanding the foregoing to the contrary, if a Participant terminates his employment and such Participant has completed at least 1,000 Hours of Service during the Employment Year in which he terminates his employment, the Participant shall receive one year of Continuous Service for such last Employment Year in lieu of any fraction of a year of Continuous Service that would otherwise be credited to him for such period.

(ii)

Continuous Service for Part-Time Employees (Other Than Phased Retirees). An Employee classified as part-time (other than a Phased Retiree) shall be credited with a year of Continuous Service if the Employee completes 1,000 Hours of Service during his Employment Year.

(iii)

Rule of Parity. If an Employee who does not have a nonforfeitable right to any portion of his Account incurs a One Year Break in Service, the Employee’s Continuous Service earned prior to such One Year Break in Service shall be disregarded for purposes of determining the Participant’s Vested interest in his Account after such One Year Break in Service. If an Employee described in the preceding sentence is re-employed by the Company, credit for all years of Continuous Service prior to the One Year Break in Service shall be restored upon reemployment, unless the number of consecutive One Year Breaks in Service in the Period of Severance equals or exceeds the greater of (1) five or (2) the aggregate number of years of Continuous Service before such break. Notwithstanding any provision to the contrary, if an Employee broke service with a Controlled Group Member prior to September 2, 1974, such Employee’s Continuous Service prior to the date the Employee broke service shall be forfeited. If an Employee incurs five or more consecutive One Year Breaks in Service, the Employee’s Continuous Service earned after such One Year Breaks in Service shall be disregarded for purposes of determining the Participant’s Vested interest in his Account that accrued before such One Year Breaks in Service.

(iv)

Service accrued under the Prior Plan (including service under any plan included in the computation of “Continuous Service,” as defined in the Prior Plan) shall be included in the computation of Continuous Service for purposes of this Plan for Transferred Employees.

(b)	“Employment Year” means the twelve month period beginning on an Employee’s Employment Commencement Date or his latest Reemployment Commencement Date and on each anniversary of such date thereafter.

(c)

(i)     “Hour of Service” means each hour (1) for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or for which he is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence or (2) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee’s most recent hourly rate of compensation for the performance of duties, or (ii) the Employee’s average hourly rate of compensation for the performance of duties for the most recent Employment Year in which the Employee completed more than 500 Hours of Service. An Hour of Service for reasons other than the performance of duties and the crediting of Hours of Service to applicable computation periods shall be determined in accordance with Department of Labor Regulations Section 2530.200b-2(b) and (c), which are hereby incorporated herein by reference. Hours of Service accrued under the Prior Plan shall be included in the computation of any Hours of Service under the Plan for Transferred Employees.

(ii)	In the case of an Employee who is absent from work for any period by reason of:

(A)	the pregnancy of the Employee;

(B)	the birth of a child of the Employee;

(C)	the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(D)	caring for such child for a period beginning immediately following such birth or placement,

the Plan shall treat as Hours of Service, solely for purposes of determining whether a One Year Break in Service has occurred,

the Hours of Service which otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Plan is unable to determine said hours, eight Hours of Service per day of such absence, except that the total number of hours treated as Hours of Service by reason of any such pregnancy or placement shall not exceed 501 hours. These hours shall be treated as Hours of Service only in the Employment Year in which the absence from work begins, if an Employee would be prevented from incurring a One Year Break in Service in such Employment Year solely because periods of absence are treated as Hours of Service or, in any other case, in the immediately following Employment Year.

(iii)

Solely for the purposes of determining whether a One Year Break in Service has occurred, an individual who is absent from work because of a leave of absence under the Family and Medical Leave Act shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. No more than 501 hours are required to be credited to a Participant on a leave under the Family and Medical Leave Act. A Participant, whose leave under the Family and Medical Leave Act is for maternity or paternity reasons, cannot receive credit for Hours of Service under both this paragraph (iii) and the preceding paragraph (ii) for the same period of time.

(d)

“One Year Break in Service.” For an Employee who is classified as full-time or, effective January 1, 2013, who is a Phased Retiree, a One Year Break in Service means a Period of Severance for twelve consecutive months, beginning on a Severance from Service Date and any anniversary thereof, provided that the former Employee is not credited with an Hour of Service at any time during such twelve month period. For an Employee who is classified as part-time and, effective January 1, 2013, who is not a Phased Retiree, a One Year Break in Service means an Employment Year in which the Employee fails to complete more than 500 Hours of Service.

(e)

“Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Company (or, in the case of a Transferred Employee, the date on which the Transferred Employee first performed an “Hour of Service,” as defined under the Prior Plan).

(f)	“Period of Service” means:

(i)

each period commencing on an Employee’s Employment Commencement Date or an Employee’s Reemployment Commencement Date, whichever is applicable, and ending on his next following Severance from Service Date; and

(ii)

includes the Period of Severance between an Employee’s Severance from Service Date and the Reemployment Commencement Date next following such Severance from Service Date if such Reemployment Commencement Date occurs within twelve months after the earlier of:

(A)	the Employee’s Severance from Service Date which occurred due to his resignation, retirement or discharge, or

(B)

the inception of the Employee’s absence from service for reasons other than his resignation, retirement or discharge, if during that absence the Employee resigns, retires or is discharged. For purposes of this subparagraph (ii), a Period of Service will not include a period of more than one year after the start of an Employee’s absence from service with the Company or a Controlled Group Member (or, in the case of a Transferred Employee, absence from service with Timken or a “Controlled Group Member,” as defined under the Prior Plan) for any reason (including layoff or leave of absence).

(g)	“Period of Severance” means the period of time commencing on an Employee’s Severance from Service Date and ending on the date on which he next thereafter performs an Hour of Service.

(h)

“Reemployment Commencement Date.” For an Employee who is classified as full-time and who is a Phased Retiree, Reemployment Commencement Date means the date, following an Employee’s Period of Severance, on which he again performs an Hour of Service for the Company. For an Employee who is classified as part-time or who is not a

Phased Retiree, Reemployment Commencement Date means the date, following the Employee’s one or more One Year Breaks in Service, on which he again performs an Hour of Service for the Company.

(i)	“Severance from Service Date” means the date on which occurs the earliest of:

(i)	the date on which an Employee quits, is discharged by the Company (or, in the case of a Transferred Employee, by the “Company,” as defined under the Prior Plan), retires, or dies;

(ii)

the earlier of: (A) the second anniversary of the date on which an Employee begins an absence from service with the Company (or, in the case of a Transferred Employee, begins an absence from service with the “Company,” as defined under the Prior Plan) on account of layoff or leave of absence (including an absence for maternity or paternity reasons) or (B) the date on which a Participant who is (I) on a permanent layoff due to job elimination, general reduction in the workforce, or a plant or office closing, or (II) on a permanent layoff due to job performance on or after January 1, 2009, receives a distribution from his Account; or

(iii)

the first anniversary of the date on which an Employee begins an absence from service with the Company (or, in the case of a Transferred Employee, begins an absence of service with the “Company,” as defined under the Prior Plan) not described in paragraph (i) or (ii).

An absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An Employee shall not incur a Severance from Service Date solely as a result of a leave of absence under the Family and Medical Leave Act.

104.    Smith Services Matching Contribution Account - The account maintained on behalf of a Participant that reflects the Smith Services Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Smith Services Matching Contributions Account.

105.    Smith Services Matching Contributions - “Employer Matching Contributions,” as defined in the Smith Services, Inc. Retirement Savings Plan and Trust, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

106.    Smith Services Rollover Contribution Account - The account maintained on behalf of a Participant that reflects the Smith Services Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Smith Services Rollover Contribution Account.

107.    Smith Services Rollover Contributions - “Rollover Contributions,” as defined in the Smith Services, Inc. Retirement Savings Plan and Trust, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

108.    Smith Services Salary Reduction Contribution Account - The account maintained on behalf of a Participant that reflects the Smith Services Salary Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Smith Services Salary Reduction Contribution Account.

109.    Smith Services Salary Reduction Contributions - “Salary Reduction Contributions,” as defined in the Smith Services, Inc. Retirement Savings Plan and Trust, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

110.    Spouse -

(a)

a person of the opposite gender to whom a Participant is legally married under the laws of a U.S. state or foreign nation (including common law marriages if recognized by the laws of the U.S. state in which the Participant resides);

(b)

a person of the same gender to whom a Participant is married, if the marriage was recognized as valid by the laws of the U.S. state or foreign nation where the marriage was entered into, at the time of the marriage, and if such laws entitle a same-gender couple in a marriage to all of the same rights, benefits, protections and responsibilities as are granted to a legally married opposite-gender couple; or

(c)

a person of the same or opposite gender with whom a Participant is in a civil union, if the civil union was recognized as valid by the laws of the U.S. state or foreign nation where the civil union was entered into, at the time the civil union was entered into, and if such laws entitle a couple in a civil union to all of the same rights, benefits, protections and responsibilities as are granted to a legally married opposite-gender couple.

111.    Timken - The Timken Company.

112.    Timken Drives 401(k) Plus Contribution Account - The account maintained on behalf of a Participant that reflects the Timken Drives 401(k) Plus Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken Drives 401(k) Plus Contribution Account.

113.    Timken Drives 401(k) Plus Contributions - The portion of the Trust attributable to contributions made pursuant to Article IV, Section 6 of the Prior Plan.

114.    Timken Drives Elective Deferral Contribution Account - The account maintained on behalf of a Participant that reflects the Timken Drives Elective Deferral Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken Drives Elective Deferral Contribution Account.

115.    Timken Drives Elective Deferral Contributions - “Elective Deferrals,” as defined in the Timken Drives, LLC Retirement Savings Plan, transferred to the Prior Plan on or after November 30, 2012, and transferred to this Plan on or after June 30, 2014.

116.    Timken Drives Eligible Employee - A Transferred Employee who met the definition of “Timken Drives Eligible Employee” under the Prior Plan.

117.    Timken Drives Matching Contribution Account - The account maintained on behalf of a Participant that reflects the Timken Drives Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken Drives Matching Contribution Account.

118.    Timken Drives Matching Contributions - “Qualified Matching Contributions,” as defined in the Timken Drives LLC Retirement Savings Plan, transferred to the Prior Plan on or after November 30, 2012, and transferred to this Plan on or after June 30, 2014.

119.    Timken Drives Rollover Contribution Account - The account maintained on behalf of a Participant that reflects the Timken Drives Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken Drives Rollover Contribution Account.

120.    Timken Drives Rollover Contributions - Contributions made to “Rollover Accounts,” as defined in the Timken Drives LLC Retirement Savings Plan, transferred to the Prior Plan on or after November 30, 2012, and transferred to this Plan on or after June 30, 2014.

121.    Timken Housed Units - Timken Housed Units, Inc. (formerly known as Q.M. Bearings Power & Transmission, Inc.).

122.    Timken Industrial - Timken Industrial Services, LLC, a subsidiary of Timken, and any successor thereof.

123.    Timken Stock - A share or shares of common stock of Timken.

124.    Timken US After-Tax Contribution Account - The account maintained on behalf of a Participant that reflects the Timken US After-Tax Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken US After-Tax Contribution Account.

125.    Timken US After-Tax Contributions - “After-Tax Contributions,” as defined in the Timken US Plan, transferred to the Prior Plan on or after December 31, 2003, and transferred to this Plan on or after June 30, 2014.

126.    Timken US Before-Tax Contribution Account - The account maintained on behalf of a Participant that reflects the Timken US Before-Tax Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken US Before-Tax Contribution Account.

127.    Timken US Before-Tax Contributions - “Before-Tax Contributions,” as defined in the Timken US Plan, transferred to the Prior Plan on or after December 31, 2003, and transferred to this Plan on or after June 30, 2014.

128.    Timken US Company Contribution Account - The account maintained on behalf of a Participant that reflects the Timken US Company Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Timken US Company Contribution Account.

129.    Timken US Company Contributions - “Company Contributions,” as defined in the Timken US Plan, transferred to the Prior Plan on or after December 31, 2003, and transferred to this Plan on or after June 30, 2014.

130.    Timken US Participant Contributions - The total of the Timken US Before-Tax Contributions and Timken US After-Tax Contributions transferred to this Plan on or after December 31, 2003.

131.    Timken US Plan - The Timken Company Savings and Stock Investment Plan for Torrington Non-Bargaining Associates, effective February 16, 2003.

132.    TimkenSteel Common Stock Fund - The investment fund designed to invest primarily in TimkenSteel Stock.

133.    TimkenSteel Corporation Savings and Investment Pension Plan Trust (the Trust) - The Trust established in connection with the Plan which holds and invests the assets of the Plan held by the Trustee.

134.    TimkenSteel Stock - A share or shares of common stock of TimkenSteel, which is intended to be “employer securities” within the meaning of Section 409(1) of the Code, and “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

135.    TMC - Timken Motor & Crane Services, LLC.

136.    TMC Eligible Employee - A Transferred Employee who met the definition of “TMC Eligible Employee” under the Prior Plan.

137.    TMC Employer Contribution Account - The account maintained on behalf of a Participant that reflects the TMC Employer Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the TMC Employer Contribution Account.

138.    TMC Employer Contributions - “Employer Contributions,” as defined in the Timken Motor & Crane Services LLC Savings Plan, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

139.    TMC Matching Contribution Account - The account maintained on behalf of a Participant that reflects the TMC Matching Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the TMC Matching Contribution Account.

140.    TMC Matching Contributions - “Matching Contributions,” as defined in the Timken Motor & Crane Services LLC Savings Plan, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

141.    TMC Rollover Contribution Account - The account maintained on behalf of a Participant that reflects the TMC Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the TMC Rollover Contribution Account.

142.    TMC Rollover Contributions - “Rollover Contributions,” as defined in the Timken Motor & Crane Services LLC Savings Plan, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

143.    TMC Salary Deferral Contribution Account - The account maintained on behalf of a Participant that reflects the TMC Salary Deferral Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the TMC Salary Deferral Contribution Account.

144.    TMC Salary Deferral Contributions - “Salary Deferrals and Catch-Up Contributions,” as defined in the Timken Motor & Crane Services LLC Savings Plan, transferred to the Prior Plan on or after April 1, 2014, and transferred to this Plan on or after June 30, 2014.

145.    Trustee - That individual or institution appointed by Timken to serve as trustee under the Trust established in connection with the Plan to hold and invest Plan assets.

146.    Valuation Date - Any day that the New York Stock Exchange is open for business or any other date chosen by Timken to make additional valuations of the Trust as necessary.

147.    Vested - Nonforfeitable.

148.    Other Definitions Each capitalized term listed below is defined in the indicated Section of the Plan:

Term:	Article & Section No.
Affected Participants and Beneficiaries	XIV, 1
Blackout Period	VI, 9
Catch-Up Salary Reduction Contributions	III, 5
Continuous Service	I, 103(a)
Controlled Group Members	I, 11
Determination Date	XV, 1(b)
Directed Contributions	VI, 2(d)
ESOP	XVIII, 1
Eligible Participants and Beneficiaries	IX
Employee Savings Plan	Preamble
Employment Commencement Date	I, 103(e)
Employment Year	I, 103(b)
Extended 2009 RMDs	VII, 6(l)(ii)
Hour of Service	I, 103(c)(i)
Inactive Participant Investment Committee	I, 68 XVI, 3
Investment Manager	XVI, 3
Key Employee	XV, 1(a)
Merged Plan Employee Contributions	XVII, 3
One Year Break in Service	I, 103(d)
Period of Service	I, 103(f)
Period of Severance	I, 103(g)
Plan Administrative Committee	XVI, 2(a)
Prior Plan	Preamble
Post-2006 Eligible Employee Pre-2007 Eligible Employee Reemployment Commencement Date	II, 2(a)(i) II, 2(b) I, 103(h)
Relevant time	V, 6
Required Beginning Date	VII, 6(b)(ii)
Severance from Service Date	I, 103(i)
Spinoff	Preamble
Tender Offer	XIV, 1
Timken Common Stock Fund	XIX, 1
TimkenSteel	Preamble
Trade Control Policy	XX, 5
Transaction	IV, 3(a)
Transferred Employees	Preamble
Transferred Participants	Preamble
Trust	VI, 1(a)
2009 RMDs	VII, 6(l)(i)

149.    Masculine pronouns wherever used in the Plan shall include feminine or neuter pronouns, and the singular shall include the plural wherever appropriate.

ARTICLE II - Eligibility and Participation

1.      (a)       Participation in this Plan shall be available to (i) full-time salaried Employees of an Employer, (ii) salaried Employees of an Employer who are Phased Retirees, and (iii) hourly employees of TimkenSteel employed as brickmasons at one of TimkenSteel’s plants, who are not described in the exceptions to the definition of “Participant” in Article I. An Employee eligible to participate in the Plan pursuant to the preceding sentence (including a Transferred Employee) shall become eligible to participate in the Plan on the first day of the month after being employed full-time for an Employer (or, in the case of a Transferred Employee, for a combination of Timken and an Employer) for at least one full calendar month during which the Employee shall have worked the available business days and shall become a Participant in the Plan with respect to Salary Reduction Contributions on the effective date of his enrollment pursuant to Section 2 of this Article II. Eligibility shall be determined and certified by the Plan Administrator. Notwithstanding the foregoing, all Transferred Participants shall immediately become Participants in the Plan as of June 30, 2014.

If an Employee whose participation has been terminated for any reason is again employed by an Employer in a position eligible for participation in the Plan, such Employee shall be eligible to recommence participation in the Plan immediately following such reemployment.

(b)

An Employee (including a Transferred Employee) who would be eligible to participate in the Plan under Section 1(a) of this Article II but for the fact he is not classified as full-time or as a Phased Retiree, as such terms are defined in Sections 62(a) and 48 of Article I, respectively, shall become eligible to participate in the Plan on the first day of the month after he completes one year of Continuous Service. If such an Employee becomes eligible and becomes a Participant in the Plan with respect to Salary Reduction Contributions pursuant to Section 2 of this Article II, the Employee will continue to be eligible if he does not have a One Year Break in Service. If such an Employee becomes a Participant, the Participant shall not be eligible to make Salary Reduction Contributions or receive any applicable Company Contributions as of the first day of the month following such One Year Break in Service.

2.      (a) (i)  Except as provided in Article II, Sections 2(b) and 4, an Employee who (A) is hired by an Employer (or, in the case of a Transferred Participant, by Timken) for the first time or is rehired to active employment with an Employer on or after January 1, 2007, and (B) who meets the eligibility requirements set forth in Article II, Section 1 (a “Post-2006 Eligible Employee”) shall be deemed to have elected to participate in the Plan with respect to Salary Reduction Contributions in accordance with the provisions of this Section 2(a). Any Post-2006 Eligible Employee shall be deemed to have authorized deductions from such Post-2006 Eligible Employee’s Gross Earnings for the purpose of making Salary Reduction Contributions to the Plan, commencing on the first pay date that occurs after the date on which he is initially eligible (or the date on which the 30-day notice period described below is satisfied, if later) in the amount of three percent of his Gross Earnings (determined without regard to Section 401(a)(17) of the Code). Such Salary Reduction Contributions thereon shall be deposited in the Participant’s Post-1988 Salary Contribution Account and shall be invested in accordance with the Post-2006 Eligible Employee’s current investment election or, if none, in a fund determined by the Plan Administrator.

(ii)

Notwithstanding the foregoing, a Post-2006 Eligible Employee who would otherwise become subject to this deemed election may affirmatively elect, in accordance with rules prescribed by Timken, (A) not to have Salary Reduction Contributions made on his behalf or (B) to have Salary Reduction Contributions made on his behalf in an amount other than three percent of his Gross Earnings (within the limits set forth in Article III, Section 1), in accordance with the provision of this Subsection. The Plan Administrator shall provide all Post-2006 Eligible Employees with written notice of their rights under this Subsection, and Post-2006 Eligible Employees shall have at least 30 days prior to the date this deemed enrollment feature becomes effective before it is applied to them. If a Post-2006 Eligible Employee does not file such an affirmative election within the prescribed time period, Salary Reduction Contributions shall be made on his behalf in accordance with the provisions of this Subsection until the Post-2006 Eligible Employee elects to change the amount of, or suspend, his Salary Reduction Contributions, as permitted under Article III hereof. Such elections made by Transferred Employees with regard to the Prior Plan shall be immediately effective for this Plan.

(b)

Any Employee who was hired by a participating employer in the Prior Plan prior to January 1, 2007 and who has satisfied the requirements to participate in the Plan (a “Pre-2007 Eligible Employee”), a Boring Eligible Employee and any Post-2006 Eligible Employee who affirmatively elects to waive the automatic enrollment procedures, as described in Subsection (a)(ii) above, may enroll as a Participant in the Plan with respect to Salary Reduction Contributions as of the next available payroll period by electing to have his earnings reduced, as provided in Article III, Section 1. A Boring Eligible Employee will not be considered a Post-2006 Eligible Employee for purposes of this Article II and Article III hereof. Such elections made by Transferred Employees with regard to the Prior Plan shall be immediately effective for this Plan.

(c)	The provisions of this Subsection (c) shall apply notwithstanding any other provision of the Plan to the contrary.

(i)

Any Post-2006 Eligible Employee who has not affirmatively elected to waive the automatic enrollment procedures described in Subsection (a)(i) above and whose percentage of Salary Reduction Contributions is less than six percent of his Gross Earnings shall be deemed to have elected to increase the percentage of his Salary Reduction Contributions by one percent of Gross Earnings until the percentage of such Post-2006 Eligible Employee’s Salary Reduction Contributions has reached six percent of his Gross Earnings, effective as soon as administratively practicable after each April 1st unless such Post-2006 Eligible Employee affirmatively elects, in accordance with rules prescribed by TimkenSteel, not to have his Salary Reduction Contributions increased in this manner. Such elections made by Transferred Employees with regard to the Prior Plan shall be immediately effective for this Plan.

(ii)

Any Pre-2007 Eligible Employee, Boring Eligible Employee, or any Post-2006 Eligible Employee who affirmatively elects to waive the automatic enrollment procedures and subsequently enrolls as a Participant in the Plan, may elect to increase automatically the percentage of his Salary Reduction Contributions by one percent of Gross Earnings (up to a maximum of six percent of Gross Earnings) effective as soon as administratively practicable after a future date specified by the Participant and acceptable to TimkenSteel. Such elections made by Transferred Employees with regard to the Prior Plan shall be immediately effective for this Plan.

(iii)

TimkenSteel shall develop rules and procedures for the administration of the subsequent automatic enrollment procedures. TimkenSteel shall provide all affected Post-2006 Eligible Employees with annual written notice of their waiver rights under Subsection (c)(i) at least 30 days prior to each time the deemed enrollment/increase feature is applied to them.

3.      An Employee’s election or deemed election to participate in the Plan with respect to Salary Reduction Contributions shall continue in effect until the Employee ceases to be eligible to participate in this Plan.

4.      (a)      An Employee who meets the eligibility requirements of Article IV, Section 5(a) is automatically eligible to participate in 401(k) Plus Contributions pursuant to Article IV, Section 5 of the Plan.

(b)	An Employee who meets the eligibility requirements of Article IV, Section 3(a) is automatically eligible to participate in Core Contributions pursuant to Article IV, Section 3 of the Plan.

(c)

An Employee will participate in the Plan not later than the earlier of the first day of the first Plan Year after the Employee has met the service requirements, or six months after the day such requirements are met.

ARTICLE III - Salary Reduction Contributions and Rollover Contributions

1.      (a)      At any time in accordance with Article II above, a Pre-2007 Eligible Employee or a Boring Eligible Employee may elect to have his Gross Earnings reduced and the subsequent reduction contributed to this Plan in an amount equal to any whole percent between one percent and seventy-five percent of his Gross Earnings (determined without regard to Section 401(a)(17) of the Code) to be deducted from his Gross Earnings payable for each pay period, provided that the Company may limit certain Highly Compensated Employees to less than seventy-five percent.

(b)

A Post-2006 Eligible Employee who affirmatively elects to have Salary Reduction Contributions made on his behalf in an amount other than three percent of his Gross Earnings pursuant to Article II, Section 2(a)(ii)(B) may change his Salary Reduction Contributions to an amount equal to any whole percent between one percent and seventy-five percent of his Gross Earnings to be deducted from his Gross Earnings payable for each pay period, provided that the Company may limit certain Highly Compensated Employees to less than seventy-five percent.

(c)

The percent reduction selected pursuant to Subsections (a) or (b) above cannot result in more than $17,500 in Salary Reduction Contributions on behalf of a Participant in a calendar year (or, if greater, the dollar limitation in effect under Section 402(g)(1) of the Code) (except to the extent permitted under Article III, Section 5 and Article XVII, Section 3 hereof and Section 414(v) of the Code). Salary Reduction Contributions shall be deposited in a Participant’s Post-1988 Salary Reduction Contribution Account.

(d)

A Participant who has elected under the Deferred Compensation Plan to defer Salary Reduction Contributions and/or Company Matching Contributions in excess of the limit for contributions under this Plan may not change his or her election made under this Article III with respect to a particular Plan Year after the effective date of an election made under the Deferred Compensation Plan with respect to that particular Plan Year.

2.      A Participant’s election or deemed election as to the rate of his Salary Reduction Contributions to this Plan will remain in effect until the Participant changes his election, or ceases to be eligible to participate in this Plan.

3.      Except as provided in Article III, Sections 1(a) and 1(b), at least once per Plan Year, a Participant may change his election (including an automatic increase election made pursuant to Article II, Section 2(c)(ii)) or deemed election as to the rate of Salary Reduction Contributions to this Plan on any day. Such election shall become effective as soon as administratively practicable as of the pay period that occurs after the Plan Administrator receives sufficient notice of the change or, if later, on a future date specified by the Participant and acceptable to TimkenSteel. Any change made will be effective for all succeeding pay periods, unless changed again by the same procedure.

4.      An Employee eligible to participate in the Plan and an Inactive Participant, after filing with the Company or its administrative delegate the form prescribed by the Plan Administrator, may make a cash or, at the discretion of the Plan Administrator, an in-kind contribution to the Trust in the form of a Rollover Contribution. Before completing the Rollover Contribution, such Employee or Inactive Participant shall furnish satisfactory evidence to the Plan Administrator that the proposed Rollover Contribution satisfies the requirements of Section 408(d)(3) of the Code. Rollover Contributions shall be deposited in a Participant’s Rollover Contribution Account.

5.      All Participants who have elected or have been deemed to have elected to make Salary Reduction Contributions to this Plan and who have attained age 50 before the end of a particular calendar year shall be permitted to make catch-up contributions for such calendar year (the “Catch-Up Salary Reduction Contributions”) in accordance with, and subject to the limitations of, Section 414(v) of the Code; provided, however, that a Participant will be permitted to make Catch-Up Salary Reduction Contributions for a pay period only to the extent that the Participant’s Salary Reduction Contributions for such pay period are equal to or less than seventy-five percent of the Participant’s Gross Earnings for such pay period. Catch-Up Salary Reduction Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code (i.e., Article III, Section 1 and Article IV, Section 7, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Salary Reduction Contributions. In furtherance of, but without limiting the foregoing, (a) Salary Reduction Contributions for a Plan Year which exceed the statutory limit described in Article III, Section 1(c) or Article IV, Section 7 shall be treated as Catch-Up Salary Reduction Contributions; and (b) Catch-Up Salary Reduction Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that a Salary Reduction Contribution may only be characterized as a Catch-Up Salary Reduction Contribution on a Plan Year basis. Finally, except as specifically provided in the Plan, the term “Salary Reduction Contributions” when used herein shall include all Catch-Up Salary Reduction Contributions.

ARTICLE IV - Company Contributions

1.      Each Employer will contribute to the Account of each Participant who is employed by the Employer Company Matching Contributions in an amount equal to the sum of (a) the Participant’s Salary Reduction Contributions up to the first three percent of the Participant’s Gross Earnings multiplied by one hundred percent and (b) the Participant’s Salary Reduction Contributions in excess of the first three percent up to the next three percent of the Participant’s Gross Earnings multiplied by fifty percent. These percentages may be changed from time to time by TimkenSteel. Company Matching Contributions shall be deposited in a Participant’s Company Matching Contribution Account. Notwithstanding any other provision of the Plan to the contrary, Company Matching Contributions shall be made with respect to any Catch-Up Salary Reduction Contributions.

2.      Effective for Plan Years beginning on and after December 31, 2003, Performance Sharing Contributions were no longer made to the Prior Plan.

3.      (a)      For each calendar quarter, each Employer will contribute a Core Contribution to the Core Contribution Account of each Participant who (i) is employed by the Employer and (A) is a salaried Employee of an Employer (other than an Employee who is eligible for a 401(k) Plus Contribution), or (B) is an hourly Employee of an Employer employed as a brickmason in one of TimkenSteel’s plants, and who, (C) as of December 31, 2003, did not have (I) five years of Continuous Service, and (II) an age plus years of Continuous Service total of at least 50; (D) as of December 31, 2003, did have (I) five years of Continuous Service, and (II) an age plus years of Continuous Service total of at least 50, but is not accruing benefit service under a defined benefit pension plan sponsored by TimkenSteel or a Controlled Group Member during such calendar quarter; (E) is originally hired by Timken or a member of its controlled group on or after January 1, 2004; or (F) is originally hired by TimkenSteel or a member of its controlled group on or after June 30, 2014; or (ii) is employed by the Employer and is an hourly employee of TSB Metal Recycling not covered by a collective bargaining agreement. For a Participant to be eligible for a Core Contribution he must be (1) actively employed by an Employer on the first day of the calendar quarter for which the contribution is to be made and otherwise eligible to participate in the Plan on the first day of the calendar quarter for which the contribution is to be made, or (2) an Employee who is a former employee of a business organization acquired by or merged into a Controlled Group Member (a “Transaction”) and who becomes actively employed by an Employer during the calendar quarter for which the contribution is to be made as a direct result of such Transaction. In addition, for a Participant to be eligible for a Core Contribution he must not be an Employee who, while eligible to participate in the Plan, continues to accrue benefit service under any defined benefit pension plan of the Company.

(b)

The Core Contribution will be a percentage of the Employee’s Gross Earnings for the calendar quarter for which the Core Contribution is made. The contribution percentage rate for the Core Contribution is based on the sum of the Employee’s full years of Credited Service and age as of December 31 of the previous calendar year with any fractional portion of a year of Credited Service or age disregarded, and calculated as follows:

Age Plus Years of Credited Service	Contribution Percentage Rate

0-34	1.00%
35-44	2.00%
45-54	3.00%
55-64	3.50%
65-74	4.00%
75+	4.50%

4.      Effective for Plan Years beginning on or after January 1, 2007, Base Contributions were no longer made to the Prior Plan.

5.      (a)      TimkenSteel will contribute a 401(k) Plus Contribution to the 401(k) Plus Contribution Account of each Participant who was an Employee of Timken or a member of its controlled group on December 31, 2003 and who is an Employee of TimkenSteel at its St. Clair, Ohio or Tryon Peak, North Carolina facilities, and who as of December 31, 2003, (i) did not have (A) five years of Continuous Service, and (B) an age plus years of Continuous Service total of at least 50, or (ii) did have (A) five years of Continuous Service, and (B) an age plus years of Continuous Service total of at least 50, but was not accruing benefit service under a defined benefit pension plan sponsored by TimkenSteel during such calendar quarter. For a Participant to be eligible for a 401(k) Plus Contribution he must be actively employed by an Employer on the first day of the calendar quarter for which the contribution is to be made, must be otherwise eligible to participate in the Plan on the first day of the calendar quarter for which the contribution is to be made, must not be an elected officer of an Employer having an employee excess benefits agreement, and must not be an Employee who, while eligible to participate in the Plan, continues to accrue benefit service under a collectively bargained defined benefit pension plan of the Company. If an Employee eligible for a 401(k) Plus Contribution transfers to another employment category or terminates employment with the Company, he will receive a contribution based upon his eligible Gross Earnings for that calendar quarter.

(b)

The 401(k) Plus Contribution will be a percentage of the Employee’s Gross Earnings for the calendar quarter for which the 401(k) Plus Contribution is made. The contribution percentage rate is based on the Employee’s full years of Credited Service as of the end of the calendar quarter for which the 401(k) Plus Contribution is made, with any fractional share of a year of Credited Service disregarded, and calculated as follows:

Years of Credited Service	Contribution Percentage Rate

Less than 5	2.50%
5-9	3.00%
10-14	3.50%
15-19	4.50%
20-24	6.00%
25 or More	8.00%

6.            This Article IV, Section 6 describes the rules applicable to Participants who transfer to another position within the Company, and applies notwithstanding any other provision of this Article IV to the contrary.

(a)

Beginning with the calendar quarter in which the transfer occurs, a Participant who is eligible to receive Core Contributions or 401(k) Plus Contributions hereunder and who transfers to another position within the Company that is eligible to receive Core Contributions or 401(k) Plus Contributions or any other similar profit sharing contribution under a defined contribution plan sponsored by a Company, will be eligible to receive the greater of (i) the Core Contributions or 401(k) Plus Contributions for which the Participant was eligible prior to the transfer or (ii) such contributions or any other similar profit sharing contribution under a defined contribution plan sponsored by a Company for which the Participant became eligible following the transfer.

(b)

Beginning with the calendar quarter in which the transfer occurs, a Participant who is eligible to receive Core Contributions or 401(k) Plus Contributions and who transfers to another position within the Company that is not eligible to receive Core Contributions or 401(k) Plus Contributions, or any other similar profit sharing contribution under a defined contribution plan sponsored by the Company, will continue to be eligible to receive Core Contributions or 401(k) Plus Contributions as the Participant was eligible to receive prior to the transfer.

(c)

Beginning with the calendar quarter in which the transfer occurs, a Participant who transfers to the Plan from another position within the Company that is eligible to receive profit sharing contributions similar to Core Contributions or 401(k) Plus Contributions under a defined contribution plan sponsored by TimkenSteel will be eligible to receive the greater of (i) such similar profit sharing contributions or (ii) Core Contributions or 401(k) Plus Contributions for which the Participant became eligible following such transfer.

(d)

For purposes of this Article IV, Section 6, the determination of all Core Contributions, 401(k) Plus Contributions or other similar profit sharing contributions under a defined contribution plan sponsored by a Company shall be made by taking into account all of the Participant’s Gross Earnings with the Company during the relevant calendar quarter, regardless of whether such Gross Earnings were earned while he was eligible to participate in the Plan.

7.      (a)      In no event shall the annual addition to a Participant’s Account under this Plan and any other qualified defined contribution plan maintained by the Company, except to the extent permitted under Article III, Section 5 and Article XVII, Section 3 hereof and Section 414(v) of the Code, exceed the lesser of $40,000, or, if greater, the dollar limitation indexed for inflation under Section 415(d) of the Code ($52,000 effective January 1, 2014), or one hundred percent of the Participant’s total compensation from the Company. For purposes of this Article IV, Section 7, compensation is all amounts received by a Participant from the Company during a calendar year for the performance of personal services, to the extent that such amounts are includable in taxable income, including any payments made to a Participant by the later of (i) two and one-half months after the date of the Participant’s severance from employment with the Company or (ii) the end of the limitation year that includes the date of the Participant’s severance from employment with the Company, provided that, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular work hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation. In no event shall the amount of Salary Reduction Contributions to a Participant’s Account exceed $17,500 for any calendar year (or, if greater, the dollar limitation in effect under Section 402(g)(1) of the Code) except to the extent permitted under Article III, Section 5 and Article XVII, Section 3 hereof and Section 414(v) of the Code.

(b)	The annual addition shall be the sum of the following amounts credited to a Participant’s Account for the limitation year:

(i)	Company Matching Contributions,

(ii)	Salary Reduction Contributions,

(iii)	Core Contributions,

(iv)	401(k) Plus Contributions, and

(v)

amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(c)(2) of the Code, which is a part of a pension or annuity plan maintained by the Company. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company are also treated as annual additions to a defined contribution plan.

(c)	For this purpose, any excess annual additions applied in the limitation year to reduce any component of Company Contributions will be considered annual additions for such limitation year.

ARTICLE V - Vesting and Accrual

1.      Participants shall have an immediate fully Vested right to the portion of their Account attributable to Salary Reduction Contributions, Company Matching Contributions, Performance Sharing Contributions, Post-Tax Contributions, Rollover Contributions, ESP Stock Matching Contributions, ESP Company Matching Contributions, ESP Salary Reduction Contributions, ESP Rollover Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Profit Sharing Contributions, RBS Salary Reduction Contributions, Timken Drives Elective Deferral Contributions, HPI Base Contributions, HPI Company Matching Contributions, HPI Wage Reduction Contributions, MPB After-Tax Employee Contributions, MPB Company Matching Contributions, MPB Employee Deferral Contributions, MPB Stock Matching Contributions, Smith Services Salary Reduction Contributions, Smith Services Matching Contributions, Smith Services Rollover Contributions, TMC Employer Contributions, TMC Matching Contributions, TMC Salary Deferral Contributions, and TMC Rollover Contributions and, if a Participant was an active RBS Eligible Employee as of January 1, 2011, RBS Stock Matching Contributions and RBS Company Matching Contributions properly credited to their respective subaccounts and the Income attributable thereto.

2. (a)

The Vested percentage of a Participant’s Account attributable to 401(k) Plus Contributions, Timken Drives 401(k) Plus Contributions, Core Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, Q.M. Bearings Matching Contributions, HPI Core Contributions, MPB Company Contributions (other than Company Supplemental Contributions, as defined in the MPB Employees Savings Plan, transferred to this Plan on or after June 29, 2012, in which a Participant shall have an immediate fully Vested right) and RBS Profit Sharing Contributions made prior to January 1, 2011 for a Participant who was an active RBS Eligible Employee as of January 1, 2011 is determined as follows:

Years of Continuous Service:	The Vested Percentage is:

Less than 3	0%
3 or More	100%

(b)	The Vested percentage of a Participant’s Account attributable to Base Contributions and Timken US Company Contributions is determined as follows:

Years of Continuous Service:	The Vested Percentage is:

Less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or More	100%

(c)

The Vested percentage of a Participant’s Account attributable to RBS Stock Matching Contributions and RBS Company Matching Contributions for a Participant who was not an active employee of RBS as of January 1, 2011 is determined as follows:

Years of Continuous Service:	The Vested Percentage is:

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or More	100%

(d)

The Vested percentage of a Participant’s Account attributable to RBS Profit Sharing Contributions made prior to January 1, 2007 for a Participant who was not an active employee of RBS as of January 1, 2011 is determined as follows:

Years of Continuous Service:	The Vested Percentage is:

Less than 5	0%
5 or More	100%

(e)	The Vested percentage of a Participant’s Account attributable to Timken Drives Matching Contributions is determined as follows:

Years of Continuous Service:	The Vested Percentage is:

Less than 2	0%
2 or More	100%

3.      Notwithstanding the vesting schedules specified above, an Employee’s right to the portion of his Account attributable to the contributions described in Article V, Section 2 will be Vested (a) upon death or Disability, provided such Participant is an Employee on such date, (b) upon attainment of Normal Retirement Age or Retirement and (c) upon his termination of employment with the Company as a result of a plant shutdown or divestiture. Each Participant who ceased to be employed by Timken or a member of its controlled group on December 8, 2006, as a direct result of the sale of stock of Latrobe Steel Company, shall become fully vested in all portions of his Account as of the date he ceased to be employed by an Employer. Further, each Participant who ceased to be employed by an Employer on or after the date the actions contemplated by that certain Sale and Purchase Agreement by and between Timken and JTEKT Corporation, dated July 29, 2009, are consummated, as a direct result of the sale of Timken’s Needle Roller Bearing assets, shall become fully vested in all portions of his Account as of the date of his termination of employment.

4.      (a)       If a Participant ceases to be employed but is then re-employed by the Company after he has incurred a One-Year Break in Service, and such individual had received a distribution of his entire Vested interest (including where the Participant had no Vested amount in his Account) prior to reemployment, his forfeited Account shall be restored only if he repays the full amount distributed to him before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Company or the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution.

(b)

If a distribution occurs for any reason other than a termination of employment, the time for repayment may not end earlier than five years after the date of distribution. In the event the former Participant repays the full amount distributed to him, the undistributed portion of the Participant’s Account must be restored in full, unadjusted by gains or losses occurring after the Valuation Date preceding the distribution.

5.      (a)       If the Plan’s vesting schedule is changed or amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s Vested percentage, each Participant with at least three years of Continuous Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have the Vested percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five years of Continuous Service” for “three years of Continuous Service” where such language appears.

(b)	The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)	60 days after the amendment is adopted;

(ii)	60 days after the amendment becomes effective; or

(iii)	60 days after the Participant is issued written notice of the amendment by the Company or Plan Administrator.

(c)

Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee’s right to his Accrued Benefit derived from Company Contributions will not be less than the percentage computed under the Plan without regard to such amendment.

6.      If a distribution is made at a time when a Participant has a Vested right to less than one hundred percent of the Account balance derived from Company Contributions and the Participant may increase his Vested percentage in the Account:

At any relevant time the Participant’s Vested portion will be equal to the amount (“X”) determined by the formula:

X = P(AB + D) – D

For purposes of applying the above formula: P is the Vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of distribution. “Relevant time” means the time at which, under the Plan, the Vested percentage in the Account cannot increase.

7.      Any Forfeitures shall be used to reduce Company Contributions to the Trust and as provided in Article VII, Section 15.

ARTICLE VI - Operation of the Trust

1. (a)

Timken has established a trust for the purpose of holding and investing Plan assets (the “Trust”) and has appointed the Trustee to serve under the terms of the Trust. Except as provided in Sections 2 and 3 below, the Trustee shall invest the following contributions in the TimkenSteel Common Stock Fund: (i) one hundred percent of the Company Matching Contributions made pursuant to Article IV, Section 1 of the Plan; and (ii) to the extent invested in TimkenSteel Stock as of June 30, 2014, RBS Stock Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, MPB Stock Matching Contributions, ESP Stock Matching Contributions and ESP Company Matching Contributions. Except as provided in Sections 2 and 3 of this Article VI, the Trustee shall invest one hundred percent of the (x) Salary Reduction Contributions, Core Contributions, 401(k) Plus Contributions, ESP 401(k) Plus Contributions, ESP Salary Reduction Contributions, ESP Rollover Contributions, ESP Core Contributions, Timken Drives 401(k) Plus Contributions, Rollover Contributions, Smith Services Salary Reduction Contributions, Smith Services Matching Contributions, Smith Services Rollover Contributions, TMC Employer Contributions, TMC Matching Contributions, TMC Salary Deferral Contributions, TMC Rollover Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Profit Sharing Contributions, Q.M. Bearings Matching Contributions, Timken Drives Elective Deferral Contributions and Timken Drives Matching Contributions; and (xi) to the extent not invested in

TimkenSteel Stock as of June 30, 2014, RBS Profit Sharing Contributions, RBS Salary Reduction Contributions, RBS Company Matching Contributions, RBS Stock Matching Contributions, HPI Core Contributions, HPI Wage Reduction Contributions, MPB After-Tax Employee Contributions, MPB Company Contributions, MPB Company Matching Contributions, MPB Employee Deferral Contributions, ESP Stock Matching Contributions and ESP Company Matching Contributions, in a fund or funds as determined by the Investment Committee. See Article XIX for a description of the Timken Common Stock Fund.

(b)

Notwithstanding any provision of the Plan to the contrary, (1) the Investment Committee may establish rules and procedures relating to the investments in one or more of the investment options, which rules and procedures may be changed from time to time by the Investment Committee, and (2) the investment options shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the investment option providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the investment fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular investment option and/or may result in additional transaction fees or other costs relating to such transfers.

2. (a)

A Participant may choose to invest his (i) Salary Reduction Contributions, Core Contributions, 401(k) Plus Contributions, Timken Drives 401(k) Plus Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, ESP Salary Reduction Contributions, ESP Rollover Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Profit Sharing Contributions, Q.M. Bearings Matching Contributions, Rollover Contributions, Timken Drives Elective Deferral Contributions, Timken Drives Matching Contributions, Smith Services Salary Reduction Contributions, Smith Services Matching Contributions, Smith Services Rollover Contributions, TMC Employer Contributions, TMC Matching Contributions, TMC Salary Deferral Contributions, and TMC Rollover Contributions; and (ii) to the extent not invested in TimkenSteel Stock as of June 30, 2014, RBS Profit Sharing Contributions, RBS Salary Reduction Contributions, RBS Company Matching Contributions, and RBS Stock Matching Contributions, HPI Core Contributions, HPI Wage Reduction Contributions, MPB After-Tax Employee Contributions, MPB Company Contributions, MPB Company Matching Contributions, MPB Employee Deferral Contributions, ESP Stock Matching Contributions and ESP Company Matching Contributions, in the TimkenSteel Common Stock Fund, or in other investment options offered by the Plan Administrator. At the time the Participant enrolls or re-enrolls in the Plan, he may elect what percentage, if any, of his Salary Reduction Contributions, his Core Contributions, his 401(k) Plus Contributions and his Rollover Contributions, in increments of one percent, he wishes to place in each investment option.

(b)

A Participant can request fund transfers on any business day of his prior Salary Reduction Contributions, Performance Sharing Contributions, 401(k) Plus Contributions, Timken Drives Elective Deferral Contributions, Timken Drives Matching Contributions, Core Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, ESP Salary Reduction Contributions, ESP Rollover Contributions, Base Contributions, Timken US Company Contributions, Timken US Participant Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Profit Sharing Contributions, Q.M. Bearings Matching Contributions, Rollover Contributions, RBS Profit Sharing Contributions, RBS Salary Reduction Contributions, RBS Company Matching Contributions, HPI Core Contributions, HPI Wage Reduction Contributions, MPB After-Tax Employee Contributions, MPB Company Contributions, MPB Company Matching Contributions, MPB Employee Deferral Contributions, Smith Services Salary Reduction Contributions, Smith Services Matching Contributions, Smith Services Rollover Contributions, TMC Employer Contributions, TMC Matching Contributions, TMC Salary Deferral Contributions or TMC Rollover Contributions, and subject to Paragraphs 3 and 4 below, RBS Stock Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, MPB Stock Matching Contributions, ESP Stock Matching

Contributions, or ESP Company Matching Contributions, from one investment option to another. The Participant may elect what percentage, if any, of those assets in the Participant’s Account eligible for transfer will be withdrawn in one percent increments from existing investment options. The Participant may then elect what percentage of the assets so withdrawn will be transferred to other investment options in one percent increments. In order to effectuate a transfer into or out of the TimkenSteel Common Stock Fund, TimkenSteel Stock may be (a) bought and/or sold on the open market at the market price of the stock on any Valuation Date, or (b) bought from and/or sold to the Company at the average of the high and low market price on the Valuation Date the request for purchase and/or sale is received by the Company, if cash is not available. Company Matching Contributions, RBS Stock Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, and MPB Stock Matching Contributions can be transferred to another investment option only under the circumstances described in Paragraphs 3 and 4 below.

(c)	The provisions of this Section 2 are subject to the rules, procedures and restrictions described in Section 1(b) of this Article VI.

(d)

This Plan is intended to qualify as an ERISA Section 404(c) Plan within the meaning of regulations issued under Section 404(c) of ERISA, with respect to all contributions under the Plan with the exception of any Company Matching Contributions, RBS Stock Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, or MPB

Stock Matching Contributions that are required to be invested in TimkenSteel Common Stock Fund, except as otherwise provided in Article XIV, Section 4 (the “Directed Contributions”). Participants shall have the opportunity, in accordance with this Article VI, to give investment instructions (with an opportunity to obtain written confirmation of such instructions) to the Plan Administrator as to the investment options. The Plan Administrator shall be obligated to comply with such instructions except as otherwise provided in the regulations issued under Section 404(c) of ERISA.

The Plan Administrator will provide or will make arrangements to provide each Participant with a description of the investment alternatives generally available under the Plan; and with respect to each designated investment alternative, a general description of the investment objectives, risk and return characteristics of each alternative, including information relating to the type and diversification of assets comprising the investment portfolio.

The Plan Administrator by separate document may prescribe the form and the manner in which such direction shall be made, as well as the frequency with which such directions may be made or changed and the dates as of which they shall be effective, in a manner consistent with the foregoing. The Plan Administrator shall be the fiduciary identified to furnish the information as contemplated by Section 404(c) of ERISA, but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Plan Administrator under this paragraph.

None of the Trustee, Plan Administrator, Timken or any fiduciary of the Plan shall be liable to the Participant or any of his Beneficiaries for any loss resulting from action taken at the direction of the Participant. All fiduciaries of the Plan shall be relieved of any fiduciary liability with respect to the Participant directing his investments pursuant to Section 404(c) of ERISA.

3. (a)

Participants will be permitted to transfer all of the value of their Account from (i) Company Matching Contributions made pursuant to Article IV, Section 1 of the Plan, and (ii) to the extent invested in TimkenSteel Stock as of June 30, 2014, RBS Stock Matching Contributions, HPI Base Contributions, HPI Company Matching Contributions, MPB Stock Matching Contributions, ESP Stock Matching Contributions and ESP Company Matching Contributions, into any investment options offered under the Plan on the earliest of (i) attaining age 55, (ii) the third anniversary of the date on which such Participant is hired by his Employer (or, in the case of a Transferred Employee, by Timken or another adopting employer of the Prior Plan), or (iii) the date such Participant obtains 3 years of Continuous Service.

(b)	The provisions of this Section 3 are subject to the rules, procedures and restrictions described in Section 1(b) of this Article VI.

4.      Participants who have terminated service with the Company (or, in the case of Transferred Participants who terminated service under the Prior Plan, the “Company” as defined under the Prior Plan) on account of Retirement will be permitted to transfer any portion of their Account to any investment option offered under the Plan, according to the procedures described in Section 2 above. In addition, Transferred Employees who were participants in the MPB Employees’ Savings Plan on June 29, 2012 who, prior to April 1, 2005, had terminated service with Timken or another adopting employer of the Prior Plan, will be permitted to transfer any portion of their Account to any investment option offered under the Plan, according to the procedures described in Section 2 above.

5.      (a)      The Trustee shall, following the end of each Valuation Date, value all assets of the Trust, allocate net gains or losses, and process additions to and withdrawals from Account balances in the following manner:

(i)

The Trustee shall first compute the fair market value of securities and/or the other assets comprising each investment fund designated by the Investment Committee for direction of investment by the Participants of this Plan. Each Account balance shall be adjusted each business day by applying the closing market price of the investment fund on the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

(ii)	The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant, including allocations of contributions.

In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. Contributions received by the Trustee pursuant to this Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the Trustee and allocated among the Accounts of Participants.

(iii)

Notwithstanding Subsections (i) and (ii) above, in the event a Pooled Investment Account is created as an investment option in this Plan, valuation of the Pooled Investment Account and allocation of earnings of the Pooled Investment Account shall be governed by the administrative services agreement for such Pooled Investment Account. The provisions of any such administrative services agreement shall be incorporated by reference and made a part of this Plan.

(b)	It is intended that this Article VI, Section 5 operate to distribute among the Participants’ Accounts in the Trust, all income of the Trust and changes in the value of the assets of the Trust.

6.      As soon as possible following the end of each calendar quarter, each Participant shall receive a statement showing the details of the Participant’s Beneficial Interest in the Trust.

7.      Investment fees attributable to a Participant’s choice of a particular investment option may be charged against the Participant’s Account balance in that investment option.

8.      The Plan Administrator shall provide notice of any Blackout Period to all Participants and Beneficiaries whose rights under the Plan will be temporarily suspended, limited, or restricted by the Blackout Period and to the issuer of TimkenSteel Stock subject to such Blackout Period. The notice required shall be written in a manner calculated to be understood by the average Plan Participant and shall include the following information:

(a)	the reasons for the Blackout Period;

(b)	a description of the rights otherwise available to Participants and Beneficiaries under the Plan which will be temporarily suspended, limited, or restricted by the Blackout Period;

(c)	the expected beginning date and ending date of the Blackout Period;

(d)

in the case of investments affected, a statement that the Participant or Beneficiary should evaluate the appropriateness of their current investment decisions in light of their inability to direct or diversify assets in their Accounts during the Blackout Period;

(e)

in any case in which the notice required is not furnished at least 30 days in advance of the last date on which Participants and Beneficiaries could exercise the affected rights immediately before the commencement of the Blackout Period, a statement that federal law generally requires that such notice be furnished at least 30 days in advance of the last date on which Participants and Beneficiaries could exercise the affected rights immediately before the commencement of a Blackout Period, and an explanation why at least 30 days advance notice could not be furnished; and

(f)	the name, address, and telephone number of the Plan Administrator responsible for answering questions about the Blackout Period.

If following the issuance of the notice there is a change in the beginning or ending date of the Blackout Period, the Plan Administrator shall furnish all affected Participants and Beneficiaries and the issuer of TimkenSteel Stock an updated notice explaining the reasons for the change in the date and identifying all material changes in the information contained in the prior notice.

9.      The term “Blackout Period” means, in connection with this Plan, any period for which any ability of Participants or Beneficiaries under the Plan, which is otherwise available under the terms of such Plan, to direct or diversify assets credited to their Accounts, to obtain loans from the Plan, or to obtain distributions from the Plan, is temporarily suspended, limited, or restricted, if such suspension, limitation, or restriction is for any period of more than three consecutive business days. A “Blackout Period” does not include a suspension, limitation, or restriction:

(a)	which occurs by reason of the application of the federal securities laws;

(b)

which is a change to the Plan which provides for a regularly scheduled suspension, limitation, or restriction which is disclosed to all affected Participants or Beneficiaries through any summary of material modification, any materials describing specific investment alternatives under the Plan, or any changes thereto; or

(c)

which applies only to one or more individuals, each of whom is a Participant, an Alternate Payee, or any other Beneficiary pursuant to a qualified domestic relations order or pursuant to Article VI, Section 1(b).

10.      In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan Administrator may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan Administrator’s right to recover an erroneous payment in any other manner. The Plan Administrator may establish rules, polices or procedures to carry out the purposes of this Section.

ARTICLE VII - Distributions from the Trust

1.      (a)      Except as hereinafter provided, the shares and cash held in the Trust for the benefit of a Participant shall be distributed to the Participant at the Participant’s request upon:

(i)	Retirement;

(ii)	attainment of age 70-1/2;

(iii)	a break in Continuous Service with the Company;

(iv)	a permanent layoff;

(v)	a hardship withdrawal;

(vi)	for Q.M. Bearings Eligible Employees, MPB Eligible Employees, Timken Drives Eligible Employees, and TMC Eligible Employees, attainment of age 59 1⁄2; or

(vii)

for (1) Timken Drives Eligible Employees and (2) TMC Eligible Employees who participated in the Smith Services, Inc. Retirement Savings Plan and Trust, Disability, as defined in Article VII, Section 17.

(b)

The shares and cash held in the Trust for the benefit of a Participant remaining undistributed at the time of the Participant’s death shall be distributed to the Participant’s Beneficiary. The Account balance shall be adjusted for gains and losses occurring after the Participant’s death in accordance with usual Plan procedures until distribution of the Account is processed.

(c)

If a Participant’s Beneficiary shall die following the Participant’s death but prior to the time that shares and cash held in Trust for the benefit of the Participant shall have been fully distributed to such Beneficiary, any such shares and cash remaining shall be distributed in a lump sum to the Beneficiary’s estate; provided, however, that if (i) the Vested Account does not exceed $20,000, and (ii) no estate shall have been opened for the Beneficiary following such Beneficiary’s death, the shares and cash remaining shall be distributed in accordance with the rules of descent and distribution with respect to the Beneficiary pursuant to Chapter 2105 of the Ohio Revised Code, or any applicable successor statute. The Account balance shall be adjusted for gains and losses occurring after the Beneficiary’s death in accordance with usual Plan procedures until distribution of the Account is processed.

2.      (a)      Except as provided in this Article VII, Section 2, (i) the sole Beneficiary of a Participant who is married to or joined in a civil union with a Spouse at the time of his death shall be his Spouse, and (ii) the sole Beneficiary of a Participant who is not married to or joined in a civil union with a Spouse at the time of his death shall be his estate. Notwithstanding the foregoing, if no estate shall have been opened for any Participant described in clause (ii) of this Article VII, Section 2(a), and the Vested Account of such Participant does not exceed $20,000, shares and cash held in Trust for the benefit of the Participant following such Participant’s death, if any, shall be distributed in accordance with the rules of descent and distribution with respect to the Participant pursuant to Chapter 2105 of the Ohio Revised Code or any applicable successor statute. The Account balance shall be adjusted for gains and losses occurring after the Participant’s death in accordance with usual Plan procedures until distribution of the Account is processed.

(b)	A Participant may designate one or more Beneficiaries other than or in addition to his Spouse or estate, but only in accordance with the following rules.

(i)

Subject to Article VII, Section 2(b)(ii), a beneficiary designation may be made, revoked or changed only in writing on a form supplied by the Plan Administrator, signed by the Participant and filed with the Plan Administrator prior to the Participant’s death. If a valid beneficiary designation is revoked and not replaced with a new and valid beneficiary designation prior to the Participant’s death, the Beneficiary shall be as provided in Article VII, Section 2(a). An effective beneficiary designation filed with the Plan Administrator by a Participant shall act to revoke in their entirety all previous beneficiary designations filed by such Participant.

(ii)

Notwithstanding the foregoing and in the absence of a qualified domestic relations order (QDRO) that requires that a former Spouse be treated as the Participant’s Beneficiary with respect to distributions made under this Plan, in the event that (A) a Participant has designated (I) his Spouse as his sole Beneficiary or (II) multiple Beneficiaries, one of whom is his Spouse (as of the date of the designation), and (B) the marriage or civil union between the Participant and the Spouse has been legally dissolved or has ended in divorce prior to the date of the

Participant’s death, the designation of the former Spouse as a Beneficiary shall automatically be revoked upon the effective date of the dissolution or divorce as if the former Spouse had predeceased the Participant.

(iii)

A Participant may elect at any time to waive the surviving Spouse as Beneficiary and may revoke any such election at any time. Such an election shall not take effect with respect to a Federal Law Spouse unless the Federal Law Spouse of the Participant (as of the date of death) has consented in writing to such election, such election designates a Beneficiary which may not be changed without the consent of the Federal Law Spouse (or the consent of the Federal Law Spouse expressly permits designations by the Participant without any requirement of further consent by the Federal Law Spouse) and the Federal Law Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public, or it is established to the satisfaction of the Plan Administrator that the consent required may not be obtained because there is no Federal Law Spouse, because the Federal Law Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any consent by a Federal Law Spouse (or establishment that the consent of a Federal Law Spouse may not be obtained) shall be effective only with respect to such Federal Law Spouse.

(iv)

A Beneficiary must be a natural person, a trust that meets the requirements provided in Article VII, Section 2(b)(v), the Participant’s estate, or an entity that is a tax-exempt organization qualified under Section 501(c)(3) of the Code. The person, trust or other entity to be designated as a Beneficiary, other than the Participant’s estate, must be in existence at the time the beneficiary designation is filed with the Plan Administrator. The Plan Administrator may require the Participant to provide evidence of the existence of the designated Beneficiary and, if applicable, the tax-exempt status of the Section 501(c)(3) organization, or the identity of named executor(s) of the Participant’s estate.

(v)

To be designated as a Beneficiary, a trust must meet the following requirements: (A) the trust must be a valid trust under state law (or would be except for the fact that there is no trust corpus); and (B) the beneficiaries of the trust are identifiable from the trust instrument. The Plan Administrator may require the Participant to submit either the entire trust instrument or a certification of the trust on a form provided by the Plan Administrator.

3.      Distributions shall be made in cash, except that a Participant or Beneficiary entitled to a distribution from the Trust may, at the Participant’s or Beneficiary’s election, receive certificates for the full shares of TimkenSteel Stock held for his benefit and cash for any fractional interests in shares and investments in other investment options. All investment options, including TimkenSteel Stock and Timken Stock, shall be valued using the market value of such investments and the closing price of TimkenSteel Stock or Timken Stock on the day preceding the distribution, but not to exceed seven business days from the date forms are received by the Trustee.

4.      (a)      Distributions shall be made in a lump sum as soon as possible following completion of a distribution request form following one of the events described in Article VII, Section 1. Notwithstanding the foregoing, unless the Participant otherwise elects, distribution to a Participant will be made no later than the sixtieth day after the close of the Plan Year in which Continuous Service is broken, except as the minimum distribution requirements set forth in Article VII, Section 6 may otherwise require, or if the value of the Participant’s Vested Account is $5,000 or less. No distribution can be made from the Plan, after the Benefit Starting Date, without the written consent of the Participant, except that the Plan will make an immediate lump sum distribution to a Participant if the value of the Participant’s Vested Account is not more than $5,000, excluding any Rollover Contributions and any earnings allocable to Rollover Contributions. If the Vested Account balance exceeds $1,000 but does not exceed $5,000, and if the Participant does not elect, pursuant to Article VII, Section 5(a), to have his lump sum distribution paid directly to an eligible retirement plan in a direct rollover or to receive the distribution directly, the Plan Administrator shall cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(b)

If the value of a Participant’s Vested Account balance exceeds $5,000 and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant before the Participant attains the later of Normal Retirement Age or age 62. The value of a Participant’s Vested Account balance will be calculated by excluding any Rollover Contributions and any earnings allocated to Rollover Contributions for purposes of determining whether the Vested Account Balance exceeds $5,000, but including any Rollover Contributions and any earnings allocable to Rollover Contributions for purposes of determining whether the Vested Account balance exceeds $1,000.

(c)

Participants will also have the option to receive a distribution in installments. Subject to Article XVIII, Section 12, the Participant may elect the frequency of the distribution which may be monthly, quarterly, semi-annually, or annually over a period not to exceed the recipient’s life expectancy. A Participant must have a minimum Account balance of $5,000 to elect installment distribution. After installment payments begin, when the Account balance becomes $5,000 or less, the entire balance will be distributed in a lump sum payment. Following the Participant’s death, the remainder of the Account balance, if any, shall be distributed to the Participant’s Beneficiary in a lump sum payment regardless of the amount.

(d)

Unless the Participant otherwise elects, subject to paragraph (b) of this Section 4, the payment of benefits to a Participant shall begin not later than the sixtieth day after the latest of the close of the Plan Year in which (i) the Participant attains age sixty-five, (ii) the Participant completes ten years of Continuous Service, or (iii) the Participant terminates his service with the Company.

5.      (a)     For distributions made from the Plan, the appropriate tax withholdings will be made, unless the Participant directs the Plan Administrator, pursuant to procedures to be implemented by the Plan Administrator, to roll over directly his eligible rollover distribution to an eligible retirement plan. The Plan Administrator will provide the Participant with an explanation of the potential restrictions and tax consequences that may apply to distributions from the new eligible retirement plan, to which the distribution is rolled over, that are different from those applicable to the Plan. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated Beneficiary, or for a specified period of ten years or more; and (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a Roth IRA described in Section 408A(b) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s eligible rollover distribution. For purposes of this provision, a Participant includes an Employee or former Employee, a Participant’s surviving Federal Law Spouse, a Participant’s Federal Law Spouse or former Federal Law Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, and a Participant’s Beneficiary who is not a Federal Law Spouse (provided such beneficiary is a designated beneficiary within the meaning of Section 401(a)(9) of the Code); provided, however, that in the case of a Participant’s Beneficiary who is not a Federal Law Spouse, an eligible retirement plan means only an individual retirement account described in Section 408(a) of the Code and an individual retirement annuity described in Section 408(b) of the Code.

(b)	All components of a hardship withdrawal are not an eligible rollover distribution.

6.      Required Distributions.

(a)	General Rules.

(i)

The requirements of this Article VII, Section 6, shall apply to any distribution of a Participant’s Account and shall take precedence over any inconsistent provisions of this Plan, provided that the requirements of this Article VII, Section 6, shall not enlarge the distribution options currently available to Participants and Beneficiaries under the other provisions of Article VII of the Plan.

(ii)	All distributions required under this Section shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code.

(iii)

Except as otherwise provided in Article VII, Section 6(l), the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) promulgated on April 17, 2002, notwithstanding any provisions of the Plan to the contrary.

(b)	Distributions Commencing During a Participant’s Lifetime.

(i)

To the extent required by Section 401(a)(9) of the Code and the regulations promulgated thereunder, the entire interest of a Participant must be distributed to such Participant no later than the Participant’s Required Beginning Date, or must be distributed, beginning not later than the Required Beginning Date, over the life of the Participant or joint lives of the Participant and designated Beneficiary or over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated Beneficiary.

(ii)

Required Beginning Date means, for a Participant who is a five-percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the calendar year in which he attains age 70 1⁄2.

(iii)

Required Beginning Date means, for any Participant who is not a five-percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the later of the calendar year in which he attains age 70 1⁄2 or the calendar year of his Retirement.

(iv)

The applicable distribution period for required minimum distributions for distribution calendar years up to and including the distribution calendar year that includes the Participant’s death is determined using the Internal Revenue Service’s Uniform Lifetime Table for the Participant’s age as of the Participant’s birthday in the relevant distribution calendar year.

(c)

Distributions Before Required Beginning Date. Lifetime distributions made before the Participant’s Required Beginning Date for calendar years before the Participant’s first distribution calendar year, need not be made in accordance with this Article VII, Section 6. However, if distributions commence before the Participant’s Required Beginning Date under a particular distribution option, the distribution option fails to satisfy the provisions of Section 401(a)(9) of the Code at the time distributions commence, if under the terms of the particular distribution option, distributions to be made for the Participant’s first distribution calendar year or any subsequent distribution calendar year fail to satisfy Section 401(a)(9) of the Code.

(d)

Death After Distributions Have Begun. If distribution of the Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death. The applicable distribution period for distribution calendar years after the distribution calendar year containing the Participant’s death is either the longer of the remaining life expectancy of the Participant’s designated Beneficiary or the remaining life expectancy of the Participant. If the Beneficiary is not an individual or does not otherwise meet the requirements of Section 401(a)(9) of the Code, the remaining life expectancy of the Participant must be utilized.

(e)

Death Before Required Beginning Date. If the Participant dies before his Required Beginning Date and distribution of his interest, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(f)	Minimum Distribution Amount.

If a Participant’s benefit is to be distributed over:

(i)	a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary, or

(ii)	a period not extending beyond the life expectancy of the designated Beneficiary,

the amount required to be distributed for each calendar year beginning with the distributions for the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant’s benefit by the applicable distribution period. For distribution calendar years up to and including the distribution calendar year that includes the Participant’s death, the required minimum distribution amount is determined under the Uniform Lifetime Tables promulgated by the Internal Revenue Service for the Participant’s age as of his birthday in the relevant distribution calendar year. If a Participant dies on or after the Required Beginning Date, the distribution period available for calculating the amount that must be distributed during the distribution calendar year that includes the Participant’s death is determined as if the Participant had lived throughout the year. If the sole designated Beneficiary of a Participant is the Participant’s surviving Federal Law Spouse, for required minimum distributions during the Participant’s lifetime, the applicable distribution period is the longer of the distribution period determined in accordance with the preceding three sentences or the joint life expectancy of the Participant and Federal Law Spouse using the Participant’s and Federal Law Spouse’s attained ages as of the Participant’s and Federal Law Spouse’s birthdays in the distribution calendar year. The Federal Law Spouse is the sole designated Beneficiary for purposes of determining the applicable distribution period only if the Federal Law Spouse is the sole Beneficiary of the Participant’s entire interest at all times during the distribution calendar year.

(g)

Life expectancies for purposes of determining required minimum distributions must be computed using the Single Life Table and the Joint and Last Survivor Table promulgated by the Internal Revenue Service.

(h)	If distributions are made in accordance with this Article VII, Section 6, the minimum distribution incidental benefit requirement is satisfied.

(i)

Timing of Distributions. The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that calendar year.

(j)

Distribution to a Charitable Organization. If a Participant selects as his Beneficiary a tax-exempt organization qualified under Section 501(c)(3) of the Code, any interest under the Plan payable to said tax-exempt organization must be distributed no later than September 30 of the calendar year following calendar year in which the Participant dies.

(k)

Multiple Plans. If a Participant is a participant in more than one qualified retirement plan, the plans in which the Participant participates are not permitted to be aggregated for purposes of testing whether the distribution requirements are met. The distribution of the benefit of the Participant under each plan must separately meet the requirements.

(l)	2009 Required Minimum Distributions.

(i)

2009 RMDs. Notwithstanding the preceding provisions of this Article VII, Section 6, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Article VII, Section 5 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions on or after June 8, 2009. Prior to June 8, 2009, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H) of the Code.

(ii)

Extended 2009 RMDs. Notwithstanding the preceding provisions of this Article VII, Section 6, a Participant or Beneficiary who would have been required to receive 2009 RMDs but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. For purposes of applying the direct rollover provisions of Article VII, Section 5 of the Plan, Extended 2009 RMDs are not treated as eligible rollover distributions.

(iii)

Rollover Contributions. Subject to the timing requirements outlined in applicable rules and regulations, a Participant may contribute to the Trust as a Rollover Contribution any 2009 RMDs and Extended 2009 RMDs distributed from the Plan to the Participant.

7.      A Participant otherwise entitled to a distribution from the Plan may elect to retain said distribution in the Plan until such time as the Participant shall direct the Plan Administrator to make said distribution, provided that such distribution must be made not later than the time specified in Article VII, Sections 4 and 6 above. Upon written notice (or by any other method approved by the Plan Administrator) from the Participant, such distribution shall be made as soon as possible after the notice is received.

8.      The assets of the Trust to be distributed to a Participant or Beneficiary shall include any cash (or shares (or cash in lieu of fractional shares), if the Participant or Beneficiary elects to receive shares) attributable to dividends payable to shareholders of record as of the end of the quarter with respect to which the calculation is being made.

9.      (a)      Partial or total distributions in the case of hardship (in the following hierarchical order of availability) of the Participant’s Smith Services Salary Reduction Contribution Account, TMC Salary Deferral Contribution Account, ESP Salary Reduction Contribution Account, Q.M. Bearings Pre-Tax Salary Deferral Contribution Account, RBS Salary Reduction Contribution Account, Post-1988 Salary Reduction Contribution Account, Pre-1989 Salary Reduction Contribution Account, Timken US Before-Tax Contribution Account, Rollover Contribution Account, Timken US After-Tax Contribution Account, HPI Wage Reduction Contribution Account, MPB After-Tax Contribution Account, MPB Employee Deferral Contribution Account, Smith Services Matching Contribution Account, TMC Matching Contribution Account, TMC Employer Contribution Account, Timken Drives Elective Deferral Contribution Account, and/or Post-Tax Contribution Account may also be made to a Participant, upon application to TimkenSteel. Any TimkenSteel Stock held in any of these Accounts which will comprise part of the distribution shall be liquidated by the Trustee prior to the distribution to the Participant, unless the Participant elects to receive TimkenSteel Stock. The distribution will be drawn pro-rata from all the available investment funds. If a Participant elects a withdrawal prior to the date of his Retirement, termination of employment on account of his Disability or termination of service with the Company, such withdrawal will be made only if, under uniform rules and regulations and in conformance with procedures established by the Plan Administrator, the Plan Administrator determines that the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from the resources of the Participant.

(b)

The determination of whether a Participant has an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. Financial needs which will be deemed immediate and heavy financial need are the (i) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant, (ii) payment of tuition, related educational fees and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s Federal Law Spouse, Spouse that is a Beneficiary, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) or (d)(1)(B)), (iii) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income, and, in the case of medical care for a Spouse who is a Beneficiary but not a Federal Law Spouse, determined as if such Spouse were a Federal Law Spouse), (iv) payments necessary to prevent the eviction of the Participant from the

Participant’s principal residence or foreclosure on the mortgage of that principal residence, (v) payment for burial or funeral expenses for the Participant’s deceased parent, Federal Law Spouse, Spouse that is a Beneficiary, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code), and (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)

The determination of whether a distribution is necessary to satisfy an immediate and heavy financial need shall be made on the basis of all relevant facts and circumstances. A distribution will be deemed to satisfy an immediate and heavy financial need if it is not in excess of the amount of the immediate and heavy financial need of the Participant (grossed up to reflect the income taxes that will be assessed on the distribution if the Participant so requests), the Participant has obtained all distributions (including distributions of ESOP dividends under Code Section 404(k) but not hardship distributions) and all available nontaxable loans under all plans maintained by the Company (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)), and the Participant agrees that all Salary Reduction Contributions and all other

Participant contributions to all plans maintained by the Company, including, without limitation, any non-qualified deferred compensation plan, any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan) and any stock option, stock purchase or similar plan, will be suspended until six months after receipt of the hardship distribution.

(d)

Such election may be made at any time, but not more frequently than once every twelve months for reasons other than the payment of post-secondary education tuition. Elections for the payment of post-secondary education tuition, related educational fees and room and board expenses may be made as often as every calendar quarter, and may be made in addition to a hardship withdrawal for a non-tuition payment reason. All hardship withdrawal elections shall be made by a Participant on written forms supplied by the Plan Administrator for that purpose. Such distributions shall be processed immediately following completion of the application procedures.

10.     Partial or total distributions of a Participant’s Timken Drives Elective Deferral Contribution Account, Timken Drives Matching Contribution Account, Timken Drives Rollover Contribution Account, Q.M. Bearings Pre-Tax Salary Deferral Contribution Account, Q.M. Bearings Matching Contribution Account, Smith Services Salary Reduction Contribution Account, TMC Matching Contribution Account, TMC Employer Contribution Account, and/or TMC Salary Deferral Contribution Account in the event a Participant attains age 59 1⁄2 may also be made to a Participant, upon application to Timken. Any Timken Stock held in any of these

Accounts which will comprise part of the distribution shall be liquidated by the Trustee prior to the distribution to the Participant, unless the Participant elects to receive the Timken Stock. The distribution will be drawn pro-rata from all the available investment funds.

11.      (a)       The Plan Administrator may transfer a Participant’s Account under the Plan to another qualified defined contribution plan maintained by a Controlled Group Member, when the Participant transfers employment from an employee group covered by the Plan to an employee group not so covered, provided that the other plan accepts such transfers.

(b)

When a Participant transfers employment from an employee group not covered by the Plan to an employee group covered by the Plan and has otherwise satisfied the eligibility requirements of the Plan, the Plan Administrator may transfer the Participant’s Account balance under another qualified defined contribution plan maintained by a Controlled Group Member which authorizes such transfers to the Plan. In no event shall any amount be transferred to the Trust from a defined benefit pension plan or a money purchase pension plan of the Controlled Group.

(c)

If any portion of a Participant’s benefit is transferred in a distribution calendar year with respect to that Participant in order to satisfy the minimum distribution rules in Article VII, Section 6, the transferor plan must determine the amount of the required minimum distribution with respect to that Participant for the calendar year of the transfer using the Participant’s benefit under the transferor plan before the transfer. If any portion of a Participant’s benefit is transferred in the Participant’s second distribution calendar year, but on or before the Participant’s Required

Beginning Date, in order to satisfy Article VII, Section 6, the transferor plan must determine the amount of the minimum distribution requirement for the Participant’s first distribution calendar year based on the Participant’s benefit under the transferor plan before the transfer. The transferor plan may satisfy the minimum distribution requirement for the calendar year of the transfer (and the prior year if applicable) by segregating the amount which must be distributed from the Participant’s benefit and not transferring that amount. Such amount may be retained by the transferor plan and must be distributed on or before the date required under Article VII, Section 6, of the Plan.

12.      If overpayments or underpayments of benefits under the Plan have been made to a Participant or Beneficiary, the amount of benefits will be appropriately adjusted, provided that the correction of any underpayments shall not result in the payment of interest to a Participant or Beneficiary on any such underpaid amounts.

13.      Any distribution fees charged may be paid by the Participant and/or Beneficiary from funds in the Trust.

14.      A Participant may elect to withdraw from the Trust the portion of his Account attributable to Rollover Contributions, as defined in the Timken US Plan and Q.M. Bearings 401(k) Plan, Smith Services Rollover Contributions, TMC Rollover Contributions, Timken US After-Tax Contributions, and MPB After-Tax Employee Contributions, at his discretion; provided, however, with respect to the MPB After-Tax Employee Contributions, the maximum number of such withdrawals will be limited to one per year. The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made. The amount available for withdrawal is based on the balance in his Account attributable to Timken US After-Tax Contributions, Rollover Contributions, as defined in the Timken US Plan and Q.M. Bearings 401(k) Plan, and MPB After-Tax Employee Contributions as of the date the withdrawal request is processed by the Administrative Delegate. Amounts withdrawn under this Article VII, Section 14 shall be debited to each investment option in proportion to how the balance in each account from which the withdrawal to be made is invested in each such investment fund. Withdrawals may be made under this Article VII, Section 14 without a suspension.

15.      Distributions from the Trust made pursuant to this Article VII will not be adjusted for gains and losses after such distributions are processed. In the event a distribution remains unpaid by reason of a Participant’s failure to cash the distribution check in accordance with the procedures established from time to time by the Plan Administrator, the distribution shall be treated as a Forfeiture. In the event such Participant subsequently requests a distribution of the forfeited amount, such distribution shall be made from Forfeitures or through a TimkenSteel special contribution to the Plan.

16.      Partial or total in-service distributions, in amounts of at least $500, shall be made at the election of a Participant who is an MPB Eligible Employee in the following circumstance(s): The Plan Administrator, at the election of the Participant who is an MPB Eligible Employee and has attained age 59 1⁄2, shall direct the Trustee to distribute to any such Participant (other than a Participant who is employed by Bearing Inspection, Inc. or Timken Aerospace Transmissions, LLC) up to the value of his Vested Account balance in the MPB Employees’ Savings Plan as of the merger of that Plan with this Plan. The maximum number of over age 59 1⁄2 withdrawals permitted to a Participant in any Plan Year is one. Age 59 1⁄2

withdrawals are available from the following Accounts and will be withdrawn from the Participant’s Accounts in the following hierarchy with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Employee Contribution Accounts first:

(a)	Rollover Account;

(b)	MPB Employee Deferral Contribution Account;

(c)	MPB Company Contribution Account;

(d)	MPB Stock Matching Contribution Account;

(e)	MPB Company Matching Contribution Account;

(f)	MPB After-Tax Employee Contribution Account; and

(g)	qualified non-elective contributions, to the extent made to the Plan.

Withdrawals will be taken from the investment funds on a pro-rata basis.

17.      A Participant who is (a) a Timken Drives Eligible Employee, or (b) a TMC Eligible Employee who participated in the Smith Services, Inc. Retirement Savings Plan and Trust, may elect to withdraw from the Trust all or a portion of his Timken Drives Elective Deferral Contribution Account, his Timken Drives Matching Contribution Account, his Timken Drives Rollover Account, his Smith Services Matching Contribution Account, his Smith Services Rollover Contribution Account, and/or his Smith Services Salary Reduction Contribution Account upon becoming Disabled. For the purposes of this Section 17 of Article VII, a Participant is considered “Disabled” if the individual is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Such withdrawals will be withdrawn from the Participant’s Accounts on a pro-rata basis.

ARTICLE VIII - Loans from the Trust

1.      (a)      A Participant or alternate payee who has succeeded to the interest of a Participant, may obtain a loan from the Trust upon proper application to the Plan Administrator pursuant to procedures established by the Plan Administrator. For purposes of this Article VIII, the term “Participant” shall include an alternate payee described in the preceding sentence. The nature and amount of the loan must conform to the following rules and limits:

(i)	The Participant may borrow only from his Beneficial Loan Interest in his Account;

(ii)	The minimum loan amount is $1,000;

(iii)

The maximum loan amount is fifty percent of the Participant’s Beneficial Loan Interest, provided, that no loan may be greater than $50,000, reduced by the excess (if any) of (A) the highest outstanding loan balance from the Plan during the one year period ending on the day before the date on which such loan is made over (B) the outstanding loan balance from the Plan on the date on which such loan is made. The Trustee will accept only the Participant’s Accrued Benefit as collateral for loans.

(iv)

The term of the loan cannot exceed five years, except that the term of a loan made for the purpose of purchasing a primary residence cannot exceed 30 years. The term of a loan that is not for the purchase of a primary residence may be extended beyond five years for a Participant on military leave from the Company with the term of the extension not to exceed the length of such military leave.

(v)	A Participant may have only one loan from this Plan in effect at any one time and may apply for a subsequent loan immediately after his previous loan is paid in full.

(vi)

The Plan Administrator will establish the rate of interest to be charged on all loan balances. This rate of interest will be one percent in excess of the prime rate as published in the Wall Street Journal on the first business day of the month in which the loan is granted. A Participant on a military leave from the Company may be entitled to the interest rate reduction provided in the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(vii)

If the Participant is an active Employee, the loan shall be repaid by the Participant through payroll deduction as established by the loan agreement. If the borrower is not an active Employee, the borrower and the Plan Administrator shall agree to a repayment schedule which shall be incorporated in the loan agreement.

(viii)	The loan may be repaid in full at a date earlier than provided in the loan agreement with no penalty.

(ix)	Any loan fees will be charged to the Participant’s Account.

(x)	Interest paid by the Participant in excess of the loan fees, if any, will be credited directly to the Participant’s Account.

(xi)

The loan amount will be taken on a pro-rata basis from the Beneficial Loan Interest in all investment options at the time of the loan and on a pro-rata basis from eligible Company and Participant contributions at the time of the loan. Repayments will be redeposited into the Participant’s Account according to the investment options elected by the Participant at the time the repayment is made under Article VI, Section 2(a), except for amounts which must be reinvested in Timken Stock.

(xii)

The Trustee will declare a loan to be in default when the loan is in arrears of repayment for more than 90 days. The Trustee may take steps to preserve Plan assets, if necessary, in the event of such default. Once default has been established, the amount of the loan in default (unpaid principal and the interest accrued thereon) shall be treated as a distribution from the Plan in the Plan Year in which the default occurs. The amount of the default will not constitute part of subsequent distributions from the Trust.

(xiii)

The Plan Administrator may agree to a suspension of loan payments for up to twelve months for a Participant who is on a leave of absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Plan Administrator.

(xiv)	The proceeds of the loan cannot be applied toward the purchase of any securities.

(xv)	Loan repayments may be suspended under this Plan as permitted under Section 414(u) of the Code.

2.      Loans may be applied for on any business day and will be processed as soon as practicable. Any loan whose term extends beyond five years must be on a written application form available from and returned to the Trustee.

ARTICLE IX - Voting of Shares Held by the Trustee

Each Participant, each Beneficiary who has succeeded to the interest of a Participant and each alternate payee (“Eligible Participants and Beneficiaries”) in this Plan shall have the authority to direct the exercise of voting rights as to whole shares of TimkenSteel Stock held for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. TimkenSteel shall furnish TimkenSteel’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each Eligible Participant’s and Beneficiary’s vote; TimkenSteel reserves the option to retain the Trustee or other service provider to perform these services. All other TimkenSteel Stock held in the Trust, including shares not voted by Eligible Participants or Beneficiaries or not yet allocated to Eligible Participants or Beneficiaries, are to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries.

ARTICLE X - Merger, Consolidation or Transfer

In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefits which would be paid to each Participant in this Plan (if this Plan terminated immediately after the merger, consolidation, or transfer) shall be equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).

ARTICLE XI - Conditions to the Effectiveness and Continuance of this Plan

1.      An Employer will not be required to make any contributions to the Trust required to be established under this Plan or to place any part of the Plan into operation, unless and until TimkenSteel has received from the Internal Revenue Service a currently effective ruling or rulings, satisfactory to TimkenSteel, that the Plan is a qualified plan under Sections 401(a), 401(k) and 401(m) of the Code and that the Trust is exempt from Federal Tax under Section 501(a) of the Code. Continued contributions to the Trust and operation of the Plan shall be conditioned upon retaining such favorable ruling or rulings from the Internal Revenue Service.

2.      In the event the Plan fails to qualify under the applicable provisions of the Code, initially or as amended, the Employer’s contributions shall be returned to the Employer. Contributions to the Trust by an Employer are conditioned on their deductibility under Section 404(a) of the Code. If any deduction is disallowed for all or part of such contributions, the contributions for which the deduction is disallowed shall, upon proper notice to the Trustee, be returned to the Employer.

ARTICLE XII - Amendment or Termination of Plan

1.      (a)      TimkenSteel expects to continue this Plan indefinitely, but TimkenSteel has the right to terminate the Plan at any time. Any such action to terminate the Plan shall be in writing. All Participants and all persons claiming any interest hereunder shall be bound thereby. Upon termination or partial termination or complete discontinuance of contributions (under Code Section 411(d)(3)). All benefits affected by such termination or partial termination shall become fully vested. No termination or amendment:

(i)	shall have the effect of vesting in the Company any interest in any property held subject to the terms of the Plan;

(ii)	shall cause or permit any property held subject to the terms of the Plan to be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries;

(iii)	shall reduce the interest of a Participant in the Trust property as of that time or his right to enjoy such interest without the written consent of the Participant;

(iv)	shall increase the duties or liabilities of the Trustee without its written consent.

(b)

TimkenSteel has the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount properly credited to any Participant’s Accounts, eliminate or reduce any early retirement benefit, retirement-type subsidy or optional form of benefit to the extent Code Section 411(d)(6) and the Regulations thereunder would be violated thereby, or cause or permit any portion of the assets of the Plan to revert to or become the property of TimkenSteel.

2.      Without terminating this Plan, an Employer may, at its sole discretion and at any time, reduce or suspend its contributions to this Plan.

3.      In the event of termination or partial termination of the Plan or a complete discontinuance of contributions, Participants who are no longer eligible to participate in the Plan, Beneficiaries of deceased Participants, and alternate payees who are affected by such termination, partial termination or complete discontinuance of contributions shall have a fully Vested interest in the amounts credited to their respective Accounts at the time of such termination, partial termination or discontinuance.

4.      Upon the termination of the Plan and Trust, after proportional adjustment of the Accounts to reflect losses or profits and reallocations to the date of termination, each Participant, Beneficiary of a deceased Participant, and alternate payee shall be entitled to receive any Vested amounts then credited to his Account in the Trust. Distribution of such amounts shall be made upon the Participant’s attainment of age 59-1/2, or if earlier, the termination of his employment with the Company.

5.      In the event that amendments to this Plan are necessary or desirable for the purpose of (a) obtaining a favorable ruling by the Internal Revenue Service concerning the qualification of or any matter arising under this Plan, (b) clarifying any ambiguity, correcting any apparent error, or supplying any omission from the provisions of this Plan, or (c) facilitating or improving the administration of this Plan, such amendments may be made by TimkenSteel.

ARTICLE XIII - Nonalienation of Participants’ Interests

1.      No right to the monies contributed by a Participant or an Employer under this Plan, nor in any shares held by the Trustee, nor any dividends thereon, shall be subject in any manner to alienation, assignment, encumbrance, pledge, sale or transfer of any kind prior to being distributed to the Participant as provided in the Plan. If at any time prior thereto a Participant shall attempt to alienate, assign, encumber, pledge, sell or otherwise transfer his right to any shares or monies held by the Trustee, such attempted alienation, assignment, encumbrance, pledge, sale or transfer shall be of no effect. To the extent permitted by law, the interest of a Participant shall also be protected from involuntary attachment, garnishment or levy. In the event of an attempted attachment, garnishment or levy of the Participant’s interest in the Trust, the Participant will be promptly notified; but the Trustee shall have no obligation to resist such action. In no event shall any person be entitled to the distribution of shares or the payment of monies held by the Trustee prior to the time when distribution is to be made to the Participant as provided in the Plan. For purposes of this Section, Participant also includes Beneficiaries and alternate payees.

2.      Section 1 of this Article XIII shall not apply if the attachment or garnishment of the Participant’s interest in the Trust is to be made pursuant to a qualified domestic relations order, as determined under the procedures of this Plan. A domestic relations order is a judgment, decree or order that relates to the provision of child support, alimony payments or marital property rights to a Federal Law Spouse, former Federal Law Spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law. A domestic relations order is qualified if it creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan, specifies (a) the name and last known mailing address of the

Participant and of each alternate payee covered under the order, (b) the amount or percentage of the Participant’s benefits to be paid to any alternate payee, or the manner in which such amount or percentage is to be determined, (c) the number of payments or the period to which the order applies, and (d) each plan to which the order relates. Such order cannot require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan; it cannot require the Plan to provide increased benefits (determined on the basis of actuarial value), and it cannot require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

3.      Each alternate payee under a qualified domestic relations order shall have the right from time to time to file with the Plan Administrator a written request regarding the time and manner of payment of the alternate payee’s interest in the Plan pursuant to such qualified domestic relations order. Provided such qualified domestic relations order complies with the Code, such request shall be considered by the Plan Administrator and shall be acted upon in accordance with the terms of such qualified domestic relations order. The options available to an alternate payee shall be those set forth in Article VI, Section 2, Article VII, Sections 4 and 5 and Article VIII, unless otherwise modified by the qualified domestic relations order, provided that said qualified domestic relations order cannot enlarge the options available under Article VII, Sections 4 and 5 and Article VIII. If an alternate payee so desires, distribution of an alternate payee’s interest in the Trust may be distributed to such alternate payee, as soon as such qualified domestic relations order is approved by the Plan Administrator and by the court.

A separate Account shall be established for an alternate payee entitled to any portion of a Participant’s Account under a qualified domestic relations order as of the date and in accordance with the directions specified in the qualified domestic relations order. In addition, a separate Account may be established during the period of time the Plan Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a qualified domestic relations order. Such a separate Account shall be valued and accounted for in the same manner as any other Account. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a qualified domestic relations order specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant’s Account and shall not be divided between the Participant’s and alternate payee’s Account. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

ARTICLE XIV - Tender Offers

1.      In the event a tender offer, as determined by the Board of Directors of TimkenSteel (a “Tender Offer”), for TimkenSteel Stock is commenced, then, notwithstanding any other provision of the Plan or the Trust Agreement, each Participant, each Beneficiary who has succeeded to the interest of a Participant and each alternate payee (“Affected Participants and Beneficiaries”) shall, in accordance with the following provisions of this Article XIV, have the right to decide if TimkenSteel Stock credited to his Account shall be tendered.

2.      In the event of a Tender Offer, TimkenSteel shall cause to be sent to each Affected Participant and Beneficiary who at any time during the effective period of the Tender Offer has any TimkenSteel Stock credited to his Account all information pertinent to such Tender Offer, including all the terms and conditions thereof, together with written material pursuant to which the Affected Participant and Beneficiary may direct the Trustee to tender or sell pursuant to the Tender Offer all or part of the TimkenSteel Stock credited to his Account. Affected Participants and Beneficiaries also shall have the right, to the extent the terms of the Tender Offer so permit, to direct the withdrawal of such shares from the tender. If, in the course of a Tender Offer, an issue shall arise on which Affected Participants and Beneficiaries are required to have an opportunity to alter their circumstances, TimkenSteel shall solicit the directions of such Affected Participants and Beneficiaries with respect to each such issue and act in response to such direction. The Trustee shall adopt a deadline, after which directions to tender (or to withdraw from tender) TimkenSteel Stock will not be accepted, sufficiently in advance of any applicable deadline under the terms of the Tender Offer to allow the Trustee to implement directions received from Affected Participants and Beneficiaries.

3.      To the extent that a Tender Offer is for cash, proceeds from the sale of any TimkenSteel Stock pursuant to such offer shall be held by the Trustee in an interest bearing account or in short-term government bonds acquired by the Trustee upon the receipt of any such cash proceeds. To the extent that a Tender Offer is for property other than cash, property received by the Trustee from the sale of any TimkenSteel Stock pursuant to such offer shall be held by the Trustee in a general investment fund established by the Trustee upon the receipt of any such property.

4.      Any decision by an Affected Participant or Beneficiary to tender (or not tender) or to sell (or not sell), and any other direction by an Affected Participant or Beneficiary, pursuant to this Article XIV shall constitute an exercise of control by such Affected Participant or Beneficiary over the assets allocated to his Account within the meaning of Section 404(c) of ERISA.

ARTICLE XV - Top-Heavy Provisions

1.      Definitions. For the purposes of this Article XV, the following definitions shall apply:

(a)

“Key Employee” means an Employee or former Employee who at any time during the Plan Year containing the Determination Date (or during the four preceding Plan Years for Plan Years commencing prior to December 31, 2002) is:

(i)	an officer of the Company having an annual compensation greater than $170,000 (adjusted under Section 416(i)(1) of the Code);

(ii)	a five-percent owner of the Company; or

(iii)	a one-percent owner of the Company who has an annual compensation above $150,000.

For purposes of determining the number of officers taken into account under clause (i) above, Employees described in Section 414(q)(8) of the Code will be excluded. “Key Employee” shall also include such Employee’s Beneficiary in the event of his death.

The definition of Key Employee shall be interpreted in accordance with Section 416(i) of the Code and the rules and regulations promulgated thereunder. Any Employee who does not meet the requirement of this definition shall be considered a non-Key Employee.

(b)	“Determination Date” means the last day of the preceding Plan Year.

2.      Top-Heavy Determination. This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent of the aggregate of the Accounts of all Employees under the Plan. For purposes of this determination, the following rules shall apply:

(a)	Employees shall include former Employees, Beneficiaries and former Beneficiaries who have a benefit greater than zero on the Determination Date.

(b)

The amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee within the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a required aggregation group under Section 416(g)(2)(i) of the Code) unless such aggregate distributions were made for a reason other than a severance from employment, death, or disability, in which case the preceding provisions shall be applied by substituting a 5-year period for the 1-year period.

(c)	The Account of any Employee who is not a Key Employee as of the Determination Date but who was a Key Employee during any prior Plan Year shall be disregarded.

(d)	The Account of any Employee who has not performed any services for the Company at any time during the 1-year period ending on the Determination Date shall not be taken into account.

(e)	If the Company maintains other plans which are qualified under Section 401 of the Code, the top-heavy determination described above shall be made by aggregating the Accounts under this Plan with the accounts or the present values of the cumulative accrued benefits under (i) any such other plan (including plans terminated in the past 1 year) in which a Key Employee is a participant and (ii) any such other plan (including plans terminated in the past 1 year) which enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The Company may also aggregate any such other plans not required to be aggregated, provided the resulting group of plans, taken as a whole, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f)	The Accrued Benefit of any Employee (other than a Key Employee) shall be determined by the method used for accrual purposes for all plans of the Company.

(g)	The top-heavy determination under this Section shall be made in accordance with Section 416 of the Code and the rules and regulations promulgated thereunder.

3.      Top-Heavy Requirements. If the Plan is deemed to be top heavy under Section 2 then, notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to each Plan Year in which the Plan is top-heavy:

(a)

Minimum Contributions. The contributions made by the Employer for each Participant who is not a Key Employee shall not be less than three percent of such Participant’s Gross Earnings or the largest percentage of such contributions of the Key Employee’s Gross Earnings allocated on behalf of any Key Employee for that year, provided if the highest rate allocated to a Key Employee is less than three percent, amounts contributed as a result of salary reduction agreements must be included in determining the contributions made on behalf of Key Employees. Company Matching Contributions will be taken into account in determining whether the minimum contribution requirement has been satisfied. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service or (ii) the Participant’s failure to make mandatory Participant contributions to the Plan, provided, however, this provision shall not apply to any Participant who was not an Employee on the last day of the Plan Year. Contributions made by the Employer allocated under any other defined contribution plan of the Company, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of Section 401(a)(4) or 410 of the Code, shall be considered contributions and Forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit pension plan of the Company, the foregoing provisions of this Section shall be applied, but with five percent substituted for three percent.

(b)

Adjusted Code Section 415 Limitations. In the case of a non-Key Employee participating only in a defined benefit pension plan, the additional minimum benefit for each year of Continuous Service counted is one percentage point, up to a maximum of ten percentage points, of the Employee’s average compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Company. In the case of a non-Key Employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent of the Employee’s compensation. In the case of a non-Key Employee participating both in a defined benefit pension plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be two and one-half percent of the Employee’s compensation.

(c)

Vesting Schedule. For any Plan Year during which the Plan is Top Heavy, the vesting schedules set forth in Article V, Section 2, will automatically continue to apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Participant contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top Heavy. Further, no decrease in a Participant’s Vested percentage may occur in the event that the Plan’s status as Top Heavy changes for any Plan Year.

ARTICLE XVI - Plan Administration

1.      The Plan Administrator shall have full and complete discretionary authority with respect to all matters that arise in connection with the administration of this Plan, including, but not limited to, all decisions, findings of fact, power to construe said Plan, to interpret language of the Plan, to determine all questions that shall arise hereunder, including questions on eligibility and participation of Employees and all matters necessary for it to administer the Plan. The decision of the Plan Administrator on any matter is final and binding on all.

2.      (a)      A “Plan Administrative Committee” shall be appointed by the Plan Administrator. The Plan Administrative Committee shall be responsible for assisting the Plan Administrator in its duties with respect to administration of the Plan. The Plan Administrative Committee shall perform its role without any discretionary authority or control. No individual member of the Plan Administrative Committee shall have authority to make any decision on his own, but rather shall provide input to the Plan Administrator with respect to the exercise of its duties hereunder.

The Plan Administrative Committee will give input to the Plan Administrator with respect to all determinations as to the right of any persons to benefits under the Plan in accordance with the governing Plan documents. Any denial of a claim for benefits under the Plan by a claimant, who may be a Participant or Beneficiary, will be stated in writing and delivered or mailed to the claimant within a reasonable period of time but not later than 90 days after receipt of the claim by the Plan, unless it is determined that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which it is expected that a benefit determination may be rendered, which cannot exceed a period of 90 days from the end of the initial period.

(b)

The Plan Administrative Committee shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse determination;

(ii)	Reference to the specific Plan provisions on which the determination is based;

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)

A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(c)

In addition, the Plan Administrative Committee will provide an opportunity to any claimant whose claim for benefits has been denied an opportunity for a full and fair review of the denial. As part of the review, the Plan Administrative Committee will:

(i)	Provide a claimant at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination;

(ii)	Provide a claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

(iii)

Provide that a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)

Provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)

The Plan Administrative Committee shall provide a claimant with written or electronic notification of the Plan’s benefits determination on review within 60 days after TimkenSteel receives the request for review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse determination;

(ii)	Reference to the specific Plan provisions on which the benefit determination is based;

(iii)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)

A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

3.      The “Investment Committee” shall be responsible for the management of investments for the Plan. The Investment Committee may, from time to time, retain the services of one or more persons or firms designated as an Investment Manager, as described below, for the management of (including the power to acquire and dispose of) all or any part of the Trust. The Investment Committee will also be responsible for the selection of investment options to be available to Participants for investment of their accounts under the Plan. The Investment Committee may establish an investment policy statement for the Plan and shall regularly assess the holding of TimkenSteel Stock in the Trust. TimkenSteel, as plan sponsor, shall determine the composition of the Investment Committee. The Investment Committee will act as a committee, with no single individual of such Investment Committee responsible or able to control the Investment Committee’s decision.

Any external firm or person designated as an “Investment Manager” must be registered as an investment advisor under the Investment Advisors Act of 1940, a bank (as defined in that Act), or an insurance company qualified to perform, manage, acquire or dispose of trust assets under the laws of more than one State of the United States. Each such Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the assets of the Trust under its authority and management. The Investment Committee may modify or terminate the designation and authority of any Investment Manager from time to time. So long as and to the extent that any designation is in effect, the Trustee shall invest and reinvest that portion of the Trust assigned to an Investment Manager in accordance with the instructions received from such Investment Manager, and, with respect to such portion of the Trust managed by such Investment Manager, shall follow any instructions received by it from such Investment Manager. The Trustee shall be under no duty to review the investments made or held in any portion of the Trust over which an Investment Manager has been given investment authority nor shall it be under any obligation to invest or otherwise manage any assets of the Trust which are subject to the management of such Investment Manager or Managers. Such assets shall expressly be held by such Investment Manager as custodian of such assets.

ARTICLE XVII - Veterans’ Rights

1.      A Participant who is reemployed by the Company pursuant to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 shall be treated as not having incurred a break in Continuous Service with the Company by reason of such Participant’s period or periods of service in the armed forces of the United States. Each period served by a Participant in the armed forces shall, upon reemployment, be deemed to constitute service with the Company for purposes of determining the nonforfeitability of benefits and the accrual of benefits under the Plan. For the avoidance of doubt, a Participant who is a Transferred Employee, and who otherwise satisfies the requirements of this Article XVII regarding Veterans’ Rights, shall be considered to be reemployed by the Company for the purposes of this Article XVII upon employment with the Company even if such Participant had previously been employed by Timken and not the Company.

2.      The Trustee, upon reemploying a Participant with respect to a period of service with the armed forces, shall allocate the amount of any Company Matching Contributions, Base Contributions, Core Contributions, 401(k) Plus Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, ESP Company Matching Contributions, ESP Stock Matching Contributions, RBS Profit Sharing Contributions, RBS Company Matching Contributions, RBS Stock Matching Contributions, Q.M. Bearings Company Matching Contributions, Q.M. Bearings Profit Sharing Contributions, HPI Company Matching Contributions, HPI Core Contributions, MPB Company Contributions, MPB Stock Matching Contributions, Timken Drives 401(k) Plus Contributions, Smith Services Matching Contributions, TMC Employer Contributions or TMC Matching Contributions for the Participant in the same manner and to the same extent the allocation occurs for other Participants during the period of service, including amounts that would have been allocated to a Merged Plan. For purposes of determining the amount of any such allocation, earnings shall not be included.

3.      A Participant so reemployed shall be entitled to Accrued Benefits that are contingent on the making of, or derived from, Salary Reduction Contributions or contributions made by the Participant to a Merged Plan (“Merged Plan Employee Contributions”), only to the extent such Participant makes payment to the Plan or the applicable Merged Plan with respect to such contributions. No such payment may exceed the amount the Participant would have been permitted to contribute had the Participant remained continuously employed by the Company through the period of service in the armed forces; provided, that, notwithstanding anything to the contrary herein, payments made to the Plan or a Merged Plan with respect to Salary Reduction Contributions or Merged Plan Employee Contributions for the year(s) prior to the year in which the Participant becomes reemployed (informally known as Military Make-Up Contributions) shall not count towards the contribution limits set forth in Article III with respect to Salary Reduction Contributions made for the year in which the payments are made. Any payment of Salary Reduction Contributions or Merged Plan Employee Contributions to the Plan shall be made during the period beginning with the date of reemployment and whose duration is three times the period of the Participant’s service in the armed forces, not to exceed a maximum duration of five years.

4.      For purposes of computing Company Matching Contributions, Salary Reduction Contributions, Base Contributions, Core Contributions, 401(k) Plus Contributions, Timken Drives 401(k) Plus Contributions, ESP Company Matching Contributions, ESP Stock Matching Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, ESP Salary Reduction Contributions, RBS Profit Sharing Contributions, RBS Company Matching Contributions, RBS

Salary Reduction Contributions, RBS Stock Matching Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Company Matching Contributions, Q.M. Bearings Profit Sharing Contributions, HPI Company Matching Contributions, HPI Core Contributions, HPI Wage Reduction Contributions, MPB Company Contributions, MPB Employee Deferral Contributions, MPB Stock Matching Contributions, Smith Services Matching Contributions, Smith Services Salary Reduction Contributions, TMC Employer Contributions, TMC Matching Contributions or TMC Salary Deferral Contributions under Sections 2 and 3 of this Article XVII, the Participant’s Gross Earnings during the period of service in the armed forces shall be computed at the rate the Participant would have received, but for the period of service in the armed forces, or, in the case that the determination of such rate is not reasonably certain, on the basis of the Participant’s average Gross Earnings from the Company during the twelve month period immediately preceding such period of service in the armed forces, or if shorter, the period of employment immediately preceding such period of service in the armed services.

5.      Notwithstanding any provision of this Plan to the contrary, contributions, benefits, loans, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

6.      Notwithstanding any provision of this Plan to the contrary, if a Participant dies during his or her period of service with the armed forces, the survivors of the Participant will be entitled to any benefits provided under the Plan that such survivors would have been entitled to receive if the Participant had become reemployed by the Company on the day immediately prior to his or her date of death (entitling such Participant to additional benefit accruals and vesting service relating to periods of qualified military leave under Section 414(u) of the Code) and then terminated employment on his actual date of death.

ARTICLE XVIII - ESOP Provisions

1.      Establishment of ESOP. An employee stock ownership plan (“ESOP”) that is intended to meet the requirements of Section 4975(e)(7) of the Code has been established as a component of the Plan. Such component of the Plan is designed to invest primarily in TimkenSteel Stock and consists of the ESOP Accounts of all Participants. This component of the Plan is segregated as a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii). This Article XVIII is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article XVIII.

2.    ESOP Accounts. The ESOP Account of each Participant shall be credited and debited periodically during each Plan Year in which the ESOP is maintained with any additions or reductions in the number of shares of TimkenSteel Stock held for such Participant in the Plan due to the reallocation of the investment of the Participant’s Account, and with any stock and cash dividends paid on TimkenSteel Stock held in the Participant’s ESOP Account. The Trustee shall establish an ESOP Account in the name of each Participant and shall thereafter maintain a record thereof. It shall be credited with all of the following contributions that have been invested in TimkenSteel Stock: (a) Company Matching Contributions and RBS Stock Matching Contributions made on behalf of the Participant, and (b) Salary Reduction Contributions, Core Contributions, Base Contributions, 401(k) Plus Contributions, ESP Company Matching Contributions, ESP Stock Matching Contributions, ESP Core Contributions, ESP 401(k) Plus Contributions, ESP Salary Reduction Contributions, ESP Rollover Contributions, Timken Drives 401(k) Plus Contributions, Q.M. Bearings Pre-Tax Salary Deferral Contributions, Q.M. Bearings Company Matching Contributions, Q.M. Bearings Profit Sharing Contributions, Rollover Contributions, RBS Profit Sharing Contributions, RBS Salary Reduction Contributions, RBS

Company Matching Contributions, RBS Stock Matching Contributions, Smith Services Matching Contributions, Smith Services Rollover Contributions, Smith Services Salary Reduction Contributions, TMC Employer Contributions, TMC Matching Contributions, TMC Rollover Contributions, and TMC Salary Deferral Contributions that the Participant has elected to invest in TimkenSteel Stock.

3.      Investment Direction. To the extent a Participant’s Account includes amounts originally allocated to an account subject to the Participant’s investment direction under Sections 2 and 3 of Article VI of the Plan, the Participant shall retain the right to direct investments subject to the provisions of Sections 2 and 3 of Article VI of the Plan.

4.      Payment of Dividends.

(a)

If administratively feasible and approved by TimkenSteel, any cash dividends paid with respect to Vested TimkenSteel Stock in the ESOP as of the record date shall be paid, at the election of the Participant (or his Beneficiary), to the Participant (or his Beneficiary), or to the Plan and reinvested in Timken Stock. Dividends paid to a Participant (or his Beneficiary) in accordance with this election shall be paid in a manner and in accordance with procedures established by TimkenSteel (i) in cash directly to the Participant (or his Beneficiary), or (ii) to the Plan and subsequently distributed to the Participant (or his Beneficiary) in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan. Dividends described in this Section 4 will be paid to the Plan and reinvested in TimkenSteel Stock with respect to any Participant (or Beneficiary) who does not affirmatively elect to have such dividends paid to him.

(b)	This Section 4 is intended to comply with Section 404(k) of the Code and shall be interpreted and construed accordingly.

(c)	Dividends paid with respect to TimkenSteel Stock in the ESOP that is not Vested in accordance with Article V shall be paid to the Plan and reinvested in TimkenSteel Stock.

5.      Voting and Tender of ESOP TimkenSteel Stock. Each Participant shall be entitled to direct the Trustee, in accordance with Articles IX and XIV of the Plan, as to the exercise of any and all voting and tender rights attributable to TimkenSteel Stock then allocated to the Participant’s ESOP Account.

6.      Right to Receive a Distribution of TimkenSteel Stock. In accordance with Article VII, Section 3, distribution of a Participant’s ESOP Account when permitted or required under Article VII, may, at the option of the Participant, be made in full shares of TimkenSteel Stock and cash for any fractional interests in TimkenSteel Stock.

7.      Commencement of Distributions. If a Participant or Beneficiary elects, distribution of the balance of a Participant’s ESOP Account will be made or will commence not later than one year after the close of the Plan Year:

(a)	in which the Participant separates from service by reason of Retirement, age 70 1⁄2, Disability, or death, or

(b)

which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Company before distribution is required to begin under this clause.

8.      Put Option.

(a)

At such times as TimkenSteel Stock is not readily tradable on an established market at the time of distribution of a Participant’s ESOP Account, TimkenSteel shall issue a put option to each Participant, alternate payee or Beneficiary receiving a distribution of TimkenSteel Stock from the Plan. The put option shall permit the Participant, alternate payee or Beneficiary to sell such TimkenSteel Stock under a fair valuation formula during the sixty consecutive day period following the date the TimkenSteel Stock was distributed to the Participant, alternate payee or Beneficiary, at which time the put option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of the Treasury Regulations prescribed under Section 170(a)(1) of the Code) shall determine the value of the TimkenSteel Stock, and the Trustee shall notify each Participant, alternate payee or Beneficiary who received a distribution who did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the TimkenSteel Stock. The time during which the put option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty days thereafter.

(b)

The Trustee may, in its discretion and with the consent of TimkenSteel, cause the Trust to assume the rights and obligations of TimkenSteel at the time the put option is exercised, insofar as the repurchase of TimkenSteel Stock is concerned. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise such put option because TimkenSteel is prohibited from honoring it by Federal and State law. TimkenSteel or the Trustee, as the case may be, must pay for TimkenSteel Stock sold pursuant to a put option no less rapidly than under one of the following two methods, as applicable:

(i)

If a put option is exercised with respect to TimkenSteel Stock distributed as part of a total distribution (that is, a distribution of a Participant’s, alternate payee’s or Beneficiary’s Account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within thirty days of the date of the exercise of the put option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by TimkenSteel) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

(ii)

If a put option is exercised with respect to TimkenSteel Stock distributed as part of an installment distribution, then the payment for such TimkenSteel Stock shall be made in a lump sum no later than thirty days after such Participant, alternate payee or Beneficiary exercises the put option.

9.      Share Legend. TimkenSteel Stock held in ESOP Accounts or distributed by the Trustee from ESOP Accounts may include such legend restrictions on transferability as TimkenSteel may reasonably require in order to assure compliance with applicable Federal and State securities laws.

10.    Diversification. Article VI, Sections 3 and 4 provide that Participants who have (i) attained age 55, (ii) reached the third anniversary of the date on which they were hired by their Employer, (iii) obtained three years of Continuous Service, or (iv) terminated employment with the Company on account of Retirement will be able to direct investments of their entire Account. These Participants will be able to direct their Account, from TimkenSteel Stock, into other investment options available under the Plan. This provision satisfies Section 401(a)(28) of the Code.

11.    Limitation on Period of Distribution. Unless otherwise elected, the distribution of a Participant’s ESOP Account will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five years, or (ii) if the balance of the Participant’s ESOP Account is in excess of $1,050,000 (which amount may be adjusted periodically by the Internal Revenue Service to reflect cost-of-living increases), five years plus one additional year (but not more than five additional years) for each $210,000 (which amount may be adjusted periodically by the Secretary of the Treasury to reflect cost-of-living increases) or fraction thereof by which such balance exceeds $1,050,000 (as adjusted).

12.    Other Sections Superseded. This Article XVIII supersedes any other provision of the Plan solely to the extent that such other provision conflicts with the terms of this Article XVIII or is inconsistent with the treatment of the portion of the Plan so designated as an ESOP.

ARTICLE XIX - Timken Common Stock Fund

1.      In addition to the investment options described in Article VI, an investment fund consisting primarily of common shares of Timken (the “Timken Common Stock Fund”) shall be maintained in the Plan. Except for cash or cash equivalent investments determined by the Investment Committee to be required to facilitate Participant transactions out of the Timken Common Stock Fund, the Timken Common Stock Fund shall be invested exclusively in Timken Stock. Any cash dividends paid with respect to Timken Stock shall be paid to the Plan and reinvested initially in the same investment options the Participant has elected pursuant to Article VI, Section 2(a), or, if the Participant has made no such elections, reinvested in any investment option or options, excluding the Timken Common Stock Fund, selected in a manner determined by the Investment Committee until such time as the Participant selects investment options.

2.      The Timken Common Stock Fund shall be a “frozen” fund initially holding the Timken Stock received from the Prior Plan in connection with the Spinoff. No portion of a Participant’s Account not invested in Timken Common Stock as of June 30, 2014 may be invested in the Timken Common Stock Fund and a Participant may not request a fund transfer to the Timken Common Stock Fund. A Participant may, however, request fund transfers on any business day from the Timken Common Stock Fund to any other investment option pursuant to the rules for fund transfers described in Article VI, Section 2(b).

3.      The Timken Common Stock Fund is maintained in recognition of the fact that Transferred Participants may have a personal and professional dedication to, and history of investment in, Timken, and that offering the Timken Common Stock Fund as an investment option provides Transferred Participants with the ability to preserve their personal affiliation with Timken through investment if they so choose.

4.      In light of the historical relationship between TimkenSteel and Timken, and the availability of other investment options under the Plan through which Participants may construct a diversified portfolio of investments consistent with their individual desired level of risk and return, TimkenSteel intends that the Timken Common Stock Fund be maintained as a design feature of the Plan, without regard to the investment return of the Timken Common Stock Fund in comparison to any performance measure that might be appropriate for any other investment option. No Plan fiduciary shall have the authority to direct the sale of Timken Stock or to remove the Timken Common Stock Fund as an investment option, provided that the Investment Committee may remove the Timken Common Stock Fund as an investment option and sell the remaining Timken Stock if the Investment Committee determines that (i) the level of continued investment by Participants in the Timken Common Stock Fund is not sufficient to reasonably justify the administrative and recordkeeping expense of maintaining the fund, or (ii) no prudent investor would choose to invest any assets in Timken Stock, even as part of a diversified portfolio based on the investor’s individual risk and return preferences and the Plan’s available investment options.

5.      Eligible Participants and Beneficiaries (as defined in Article IX) in this Plan shall have the authority to direct the exercise of voting rights as to whole shares of Timken Stock for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. The Trustee shall furnish Timken’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each Eligible Participant’s and Beneficiary’s vote; TimkenSteel reserves the option to retain the Trustee to perform these services. All other Timken Stock held in the Trust, including shares not voted by Eligible Participants or Beneficiaries, is to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries. In the event of a tender offer, as determined by the Board of Directors of Timken, rules similar to those set forth in Article XIV shall apply except that “Timken” shall be substituted for “TimkenSteel” where it appears therein.

ARTICLE XX - General Provisions

1.      (a)       The Plan is established under, and its validity, construction and effect shall be governed by, the laws of the State of Ohio, except to the extent governed by ERISA.

(b)

The parties to the Trust intend that the Trust be exempt from taxation under Section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect such intention.

2.      The Plan is not and shall not be deemed to constitute a contract between the Company and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Company or to interfere with the right to be retained in the employ of the Company, any legal or equitable right against the Company, or to interfere with the right of the Company to discharge or retire any Employee at any time.

3.      (a)       Savings Clause. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

(b)

Headings. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

(c)	Family Aggregation. Notwithstanding anything to the contrary in the Plan, the family aggregation rules do not apply after December 31, 1996.

4.      Except as provided in this Paragraph, Plan assets shall not revert to the Company nor be diverted for any purposes other than the exclusive benefit of Participants or their Beneficiaries; and a Participant’s Vested interest shall not be subject to divestment. As provided in ERISA Section 403(c)(2), the actual amount of a contribution made by an Employer (or the current value of the contribution if a net loss has occurred) may revert to the Employer if:

(a)	such contribution is made by reason of a mistake of fact;

(b)

initial qualification of the Plan under Section 401(a) of the Code is not received and a request for such qualification is made within the time prescribed under Section 401(b) of the Code (the existence of and contributions under the Plan are hereby conditioned upon such qualification); or

(c)

such contribution is not deductible under Section 404 of the Code (such contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the contribution is made.

The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to such reversion.

5.      Commencing with transactions with an effective date of October 1, 2006, Plan Participants who exchange any amount out of a mutual fund or a similar type of product or fund under the Plan will be prohibited from purchasing shares of the same mutual fund through an exchanges transaction for 30 calendar days (the “Trade Control Policy”).

The Trade Control Policy will not apply to the following:

(a)	money-market mutual funds.

(b)

actively managed separate accounts or lifestyle portfolios – mutual fund companies and other investment managers may impose additional trade control policies as a requirement for the Plan to include their products in the Plan lineup, or as an underlying security in an actively managed separate account or lifestyle type of portfolio.

(c)	purchase transactions:

(i)	contribution processing, including Participant payroll, Employer contributions, loan repayments, and rollovers.

(ii)	fund dividends or capital gain distributions.

(d)	redemption transactions:

(i)	distributions, loans, and in-service withdrawals from the Plan.

(ii)	Plan termination or at the discretion and direction of the Plan sponsor or other fiduciary.

(iii)	payment of fund or Account fees.

(e)	conversions of shares from one class to another in the same fund.

(f)	re-registration of shares.

The Trade Control Policy will also not apply to TimkenSteel Stock or Timken Stock because it is not a mutual fund or similar type of product or fund to which this policy applies.

Transactions initiated by a retirement plan’s service provider or a similar program will be exempt from the Trade Control Policy. Reallocation and rebalancing transactions initiated by Plan Participants (whether the Participant is acting alone or utilizing an investment advisor, investment advisory service or other Plan feature) will not be exempt from the Trade Control Policy.

6.      Notwithstanding any provision of the Plan to the contrary, the effective date of any feature of the Plan that applies to any Participant who is restricted from making transactions with respect to the Plan (as determined in accordance with rules prescribed by TimkenSteel and Section 16 of the Securities Exchange Act of 1934, as amended) shall be the first day of the next open window period following the effective date of the feature as set forth in the applicable section of the Plan.

Executed by TimkenSteel Corporation at Canton, Ohio, on June 30, 2014, effective as of June 30, 2014, except as otherwise specifically provided.

TIMKENSTEEL CORPORATION

By:	/s/ Donald L. Walker
Name: Donald L. Walker Title: Executive Vice President - Human Resources and Organizational Advancement

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